EXHIBIT 10.7.2


Credit Agreement, dated as of November 20, 1997, among the Registrant, Swisher International, Inc. and BankBoston N.A., as Administrative Agent, and the group of financial institutional parties thereto.
--------------------------------------------------------------------------------



                                CREDIT AGREEMENT

                                      among

                          SWISHER INTERNATIONAL, INC.,
                        SWISHER INTERNATIONAL GROUP INC.


                               The Several Lenders
                        from Time to Time Parties Hereto,



                                BANKBOSTON, N.A.,
                             as Administrative Agent

                                       and

                                SOCIETE GENERALE,
                             as Documentation Agent


                          Dated as of November 20, 1997


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  DEFINITIONS........................................................1
      1.1   Defined Terms......................................................1
      1.2   Other Definitional Provisions.....................................16

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS...................................16
      2.1   Revolving Credit Commitments......................................17
      2.2   Procedure for Revolving Credit Borrowing..........................17
      2.3   Fees..............................................................17
      2.4   Termination or Reduction of Revolving Credit Commitments..........18
      2.5   Swing Line Commitment.............................................19
      2.6   Repayment of Loans, Evidence of Debt..............................20
      2.7   Optional Prepayments..............................................21
      2.8   Mandatory Prepayments.............................................22
      2.9   Conversion and Continuation Options...............................23
      2.10  Minimum Amounts and Maximum Number of Tranches....................23
      2.11  Interest Rates and Payment Dates..................................24
      2.12  Computation of Interest and Fees..................................24
      2.13  Inability to Determine Interest Rate..............................25
      2.14  Pro Rata Treatment and Payments...................................25
      2.15  Illegality........................................................26
      2.16  Requirements of Law...............................................27
      2.17  Taxes.............................................................28
      2.18  Indemnity.........................................................30
      2.19  Fees..............................................................30
      2.20  Letters of Credit.................................................30
      2.21  Competitive Bid Loans.............................................32

SECTION 3.  REPRESENTATIONS AND WARRANTIES....................................37
      3.1   Financial Condition...............................................38
      3.2   No Change.........................................................38
      3.3   Corporate Existence; Compliance with Law..........................38
      3.4   Corporate Power; Authorization; Enforceable Obligations...........38
      3.5   No Legal Bar......................................................39
      3.6   No Material Litigation............................................39
      3.7   No Default........................................................39
      3.8   Ownership of Property; Liens......................................39
      3.9   Intellectual Property.............................................40
      3.10  No Burdensome Restrictions........................................40

      3.11  Taxes.............................................................40
      3.12  Federal Regulations...............................................40
      3.13  ERISA.............................................................41
      3.14  Investment Company Act; Other Regulations.........................41
      3.15  Subsidiaries......................................................41
      3.16  Purpose of Loans..................................................41
      3.17  Environmental Matters.............................................41
      3.18  Solvency..........................................................42
      3.19  Accuracy of Information...........................................43

SECTION 4.  CONDITIONS PRECEDENT..............................................43
      4.1   Conditions to Initial Loans.......................................43
      4.2   Conditions to Each Loan or Letters of Credit......................45

SECTION 5.  AFFIRMATIVE COVENANTS.............................................45
      5.1   Financial Statements..............................................46
      5.2   Certificates; Other Information...................................46
      5.3   Payment of Obligations............................................46
      5.4   Maintenance of Existence..........................................47
      5.5   Maintenance of Property; Insurance................................47
      5.6   Inspection of Property; Books and Records; Discussions............47
      5.7   Notices...........................................................48
      5.8   Environmental Laws................................................48
      5.9   Additional Subsidiaries...........................................49

SECTION 6.  NEGATIVE COVENANTS................................................49
      6.1   Financial Condition Covenants.....................................49
      6.2   Limitation on Indebtedness........................................50
      6.3   Limitation on Liens...............................................50
      6.4   Limitation on Guarantee Obligations...............................51
      6.5   Limitation on Fundamental Changes.................................51
      6.6   Limitation on Sale of Assets......................................52
      6.7   Limitation on Dividends...........................................52
      6.8   Limitation on Investments, Loans and Advances.....................52
      6.9   Limitation on Optional Payments and Modifications
               of Debt Instruments............................................53
      6.10  Limitation on Transactions with Affiliates........................53
      6.11  Limitation on Sales and Leasebacks................................53
      6.12  Limitation on Changes in Fiscal Year..............................54
      6.13  Limitation on Negative Pledge Clauses.............................54
      6.14  Limitation on Lines of Business...................................54
      6.15  Limitation on Acquisitions........................................54

SECTION 7.  EVENTS OF DEFAULT.................................................54

SECTION 8.  GUARANTEE.........................................................57
      8.1   Guarantee.........................................................57
      8.2   Obligations Unconditional.........................................58
      8.3   Reinstatement.....................................................59
      8.4   Remedies..........................................................60
      8.5   Continuing Guarantee..............................................60
      8.6   No Subrogation....................................................60

SECTION 9.  ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT......................60
      9.1   Appointment.......................................................60
      9.2   Delegation of Duties..............................................61
      9.3   Exculpatory Provisions............................................61
      9.4   Reliance by Administrative Agent..................................61
      9.5   Notice of Default.................................................62
      9.6   Non-Reliance on Administrative Agent, and Other Lenders...........62
      9.7   Indemnification...................................................63
      9.8   Administrative Agent in Its Individual Capacity...................63
      9.9   Successor Administrative Agent....................................63
      9.10  The Documentation Agent...........................................64

SECTION 10. MISCELLANEOUS.....................................................64
      10.1  Amendments and Waivers............................................64
      10.2  Notices...........................................................65
      10.3  No Waiver; Cumulative Remedies....................................66
      10.4  Survival of Representations and Warranties........................66
      10.5  Payment of Expenses and Taxes.....................................66
      10.6  Successors and Assigns; Participation and Assignments.............67
      10.7  Adjustments; Set-off..............................................69
      10.8  Counterparts......................................................70
      10.9  Severability......................................................70
      10.10 Integration.......................................................70
      10.11 GOVERNING LAW.....................................................70
      10.12 Submission To Jurisdiction; Waivers...............................71
      10.13 Acknowledgments...................................................71
      10.14 WAIVERS OF JURY TRIAL.............................................72
      10.15 Confidentiality...................................................72

                              SCHEDULES
----------------------------------------------------------------------------
Schedule I                    Lenders' Commitments and Addresses for Notices
Schedule 3.1(a) and 6.4(a)    List of Guarantees and Underlying Leases
Schedule 3.6                  Material Litigation
Schedule 3.8                  Real Property
Schedule 3.13                 ERISA Reportable Events

                 EXHIBITS
------------------------------------------------------------------------------
Exhibit A-1      Form of Revolving Credit Note
Exhibit A-2      Form of Swing Line Note
Exhibit A-3      Form of Competitive Bid Note
Exhibit B        Form of Subsidiaries Guarantee
Exhibit C        Form of Borrowing Certificate
Exhibit D        Form of Legal Opinion of Schnader,  Harrison,  Segal & Lewis
Exhibit E        Form of Swing Line Loan Participation Certificate
Exhibit F        Form of Assignment and Acceptance
Exhibit G        Form of Solvency Certificate
Exhibit H        Form of Competitive Bid Quote Request
Exhibit I        Form of Invitation for Competitive Bid Quotes
Exhibit J        Form of Competitive Bid Quote
Exhibit K        Form of Notice of Competitive Bid Borrowing
Exhibit L        Form of Notice of Competitive Bid Loans

            CREDIT AGREEMENT, dated as of November 20, 1997, among (i) SWISHER INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), (ii) SWISHER INTERNATIONAL GROUP INC., formerly known as Royal American Holding Corporation, a Delaware corporation and the direct parent of the Borrower (the "Parent"),
(iii) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (iv) SOCIETE GENERALE, as Documentation Agent, and (v) BANKBOSTON, N.A., a national banking association, as administrative agent for the Lenders hereunder (in such capacity, as more fully defined in Section 1.1, the "Administrative Agent").

                                    Recitals

            A. The Borrower, the Parent, the Lenders, the Administrative Agent and the Documentation Agent have agreed to enter into this Credit Agreement to provide for the extension of certain credit facilities from Lenders to Borrower.B. The Administrative Agent has arranged a syndicate of lenders to make the Loans. The Lenders are willing to make the Loans described below based on the terms and conditions set forth in this Credit Agreement.

                                    Agreement

            In consideration of the premises and the covenants herein set forth, the parties hereto hereby agree as follows:

SECTION 1.   DEFINITIONS

            1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Absolute Rate "an interest rate (rounded to the nearest one one-hundredth of one percent (0.01%)) expressed as a decimal specified by a Lender in a Competitive Bid Quote.

            "Acquisition": means any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any Person other than the Borrower or any Person which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person a Subsidiary of the Borrower, or causes any such Person to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

            "Administrative Agent": BankBoston, together with its affiliates, as the agent for the Lenders under this Agreement and the other Loan Documents.

            "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Applicable Margin": for each Base Rate Loan, an amount equal to zero basis points (0%) and, for each Eurodollar Loan, the rate per annum set forth under the relevant column heading below:


Ratio of Indebtedness to EBITDA                             Eurodollar Loans
----------------------------------                          ----------------

Greater than or equal to 2.00 to 1                               1.25%

Greater than or equal to 1.25 to 1
    and less than 2.00 to 1                                      1.00%
Less than 1.25 to 1                                              0.75%

For purposes of the foregoing, any change in the Applicable Margin based on a change in the ratio of Indebtedness to EBITDA shall be effective one Business Day after the date of delivery to the Administrative Agent of the certificate required under Section 5.2(b)(ii) hereof and shall apply to all Eurodollar Loans made after delivery of the Certificate required under Section 5.2(b)(ii) and before the effective date of the next such change in the ratio of Indebtedness to EBITDA.

            "Application": an application by the Borrower, in a form and containing terms and provisions acceptable to the Issuing Lender, for the issuance by the Issuing Lender of a Letter of Credit.

            "Asset Sale": any sale, sale-leaseback, or other disposition by the Parent, the Borrower or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary of Parent, other than to any Subsidiary.

            "Assignee":  as defined in Section 10.6(c).

            "Auction Fee": as defined in Section 2.3(c).

            "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender's Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, and (iii) such Lender's Commitment Percentage of Letter of Credit Obligations (except that for purposes of calculating the Revolving Credit Commitment Fee under Section 2.3(a) hereof, the foregoing clause (ii) shall be deemed deleted and clause (iii) shall be renumbered accordingly).

            "BankBoston": BankBoston, N.A., a national banking association.

            "Base Rate": for any day, a rate per annum equal to the Prime Rate in effect on such day. "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

            "Borrower": as defined in the introductory paragraph hereto.

            "Borrowing Date": any Business Day specified in a notice pursuant to
Section 2.2 or 2.5(a) as a date on which the Borrower requests the Lenders to make Loans hereunder.

            "Business":  as defined in Section 3.17(b).

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Stamford, Connecticut, are authorized or required by law to close.

            "Capital Stock": any and all shares, interests, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
(b) of this definition, having a term of not more than

30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's (or the equivalent rating by either such rating agency for such type of securities), (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

            "Cash Flow": with respect to the Parent and its Subsidiaries, for any period, EBITDA for such period minus the sum of (i) the aggregate amount paid in cash for income taxes and (ii) the aggregate amount paid in cash during such period on account of capital expenditures, in each case, determined on a consolidated basis in accordance with GAAP.

            "Change of Control": the occurrence of any of the following events:
(a) any "Person" (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, who controls, directly or indirectly, more than 15% of the total voting power of the Voting Stock of the Parent; (b) the Permitted Holders "beneficially own" (as such term has the meaning within the context of Rules 13d-3 and 13d-5), directly or indirectly, in the aggregate less than 50.1% total voting power of the Voting Stock of the Parent; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by vote of 66-2/3% of the directors of the Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office.

            "Closing Date": the date of this Agreement, provided that the conditions precedent set forth in Section 4.1 with respect to the making of the Revolving Credit Loans shall be satisfied.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment": as to any Lender, such Lender's Swing Line Commitment (if any) and Revolving Credit Commitment, collectively.

            "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments or, at any time after such Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans (including such Lender's Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans and such Lender's Commitment Percentage of Letter of Credit Obligations) then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans (and Swing Line Loans and Letter of Credit Obligations) then outstanding.

            "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

            "Competitive Bid Auction": a solicitation by the Administrative Agent of Competitive Bid Quotes pursuant to Section 2.21.

            "Competitive Bid Borrowing": a borrowing of Competitive Bid Loans pursuant to Section 2.21.

            "Competitive Bid Loans": any Loans bearing interest at a rate determined with reference to the Competitive Bid Rate, which Loans shall be made solely at the discretion of each Lender pursuant to a Competitive Bid Auction, as set forth in Section 2.21.

            "Competitive Bid Loan Maturity Date": as defined in Section 2.21(b).

            "Competitive Bid Note":  as defined in Section 2.6(e).

            "Competitive Bid Quote": an offer by a Lender to make a Competitive Bid Loan in accordance with Section 2.21.

            "Competitive Bid Rate": the rate of interest quoted by a Lender, at such Lender's sole discretion, in any Competitive Bid Quote.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Documentation Agent": Societe Generale, in its capacity as Documentation Agent.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "EBITDA": for any period, Net Income for such period, plus the sum of (i) Interest Expense for such period deducted from earnings in determining Net Income and (ii) the amount of income tax expense deducted from earnings in determining Net Income, and (iii) depreciation expense and amortization expense deducted from earnings in determining Net Income.

            "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as may have previously been, now are or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

            "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Service as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Base Rate" shall be determined by reference to such other publicly available service for displaying Eurodollar rates as may be agreed upon by the

Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Base Rate" shall instead be the rate per annum equal to the rate at which the Administrative Agent is offered dollar deposits at or about 10:00 a.m., New York City time, two (2) Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where the Eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

            "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/l00th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

            "Eurodollar Tranche": the collective reference to Eurodollar Loans that have Interest Periods which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day) one, two, three or six months thereafter, as the case may be.

            "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Exchange Act": the Securities Exchange Act of 1934, as amended.

            "Existing Credit Agreement": the Second Amended and Restated Credit Agreement dated as of October 28, 1996 among the Borrower, the Parent, the lenders parties thereto, Societe Generale, as Documentation Agent, and Bank of Boston Connecticut, as Administrative Agent, as amended, modified or supplemented from time to time.

            "Existing Indebtedness": all Indebtedness outstanding under the Existing Credit Agreement on the Closing Date which will be refinanced pursuant to the terms and conditions of this Agreement.

            "Federal Funds Effective Rate": for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by the Administrative Agent.

            "Fee Property":  as defined in Section 3.8.

            "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "Fixed Charges":  for any period, the sum of:

                  (a)   Interest Expense;

                  (b) required amortization of Indebtedness for the period
            involved and discount or premium relating to any such Indebtedness for any period involved, whether expensed or capitalized; and

                  (c) all Restricted Payments made by the Parent or any
            Subsidiary during such period,

            in each case of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "Fronting Fee": an amount equal to one-eighth of one percent (0.125%) of the stated amount of each Letter of Credit.

            "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, except that in connection with any calculation of any amount referenced, directly or indirectly, in Section 6.1, "GAAP" shall mean generally accepted accounting principles in the United States of America on the date hereof consistent with those utilized in preparing the audited financial statements referred to in Section 3.1.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "Guaranteed Obligations":  as defined in Section 8.1.

            "Guarantees": the collective reference to the Parent Guarantee and the Subsidiaries Guarantee.

            "Guarantor": any Person delivering or making a Guarantee pursuant to this Agreement.

            "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
(d) all obligations of such Person in respect of acceptances or letters of credit issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent":  pertaining to a condition of Insolvency.

            "Interest Expense": for any period, the amount of interest expense of Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

            "Interest Payment Date": (a) as to any Base Rate Loan or Competitive Bid Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof after the first day of such Interest Period and the last day of such Interest Period.

            "Interest Period": With respect to any Eurodollar Loan, the period commencing on the date selected by the Borrower and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the first day of the Interest Period with respect thereto;

provided that, the foregoing provision relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the
            Termination Date shall end on the Termination Date; and

                  (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

            "Invitation for Competitive Bids": as defined in Section 2.21(c).

            "IPO" the initial public offering of equity securities by the Parent pursuant to a Registration Statement on Form S-1 which was filed with the Securities and Exchange Commission and declared effective on December 17, 1996.

            "Issuing Lender": BankBoston or any other Lender (with the prior consent and agreement of such Lender), each in its capacity as issuer of the Letters of Credit.

            "Joint Venture": shall mean, depending on the jurisdiction of its formation, a general partnership or joint venture in which the Borrower is a general partner or a joint venturer, as the case may be.

            "L/C Draft": a draft drawn on the Issuing Lender pursuant to a Letter of Credit.

            "Leased Property":  as defined in Section 3.8.

            "Lenders": as defined in the introductory paragraph hereto.

            "Letter of Credit": any letter of credit issued by the Issuing Lender, in its discretion but subject to the terms of this Agreement, on the Application of the Borrower.

            "Letter of Credit Fee": the amount equal to, from time to time, the Applicable Margin per annum for Eurodollar Loans constituting Revolving Credit Loans.

            "Letter of Credit Obligations": as to the Borrower, at any time of determination, an amount equal to the aggregate of undrawn amounts of all Letters of Credit plus the aggregate of all unpaid obligations of the Borrower to reimburse the Issuing Lender for amounts drawn under all Letters of Credit.

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "Loan": any Revolving Credit Loan, Competitive Bid Loan or Swing Line Loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, the Notes, the Guarantees, the Applications and any other agreement or document executed or delivered in connection with the Letters of Credit.

            "Loan Party": the Borrower, the Parent and each Subsidiary of the Borrower which is a party to a Loan Document.

            "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Material Environmental Amount": an amount payable by the Parent and/or its Subsidiaries in excess of $5,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or which could otherwise give rise to any liability under, any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Multiemployer Plan": a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Income": for any period, net income of the Parent and its Subsidiaries (or the Borrower only with respect to Section 6.7 hereof), determined on a consolidated basis in accordance with GAAP (but in any case not including payments received by the Borrower or any Subsidiary in respect of the Wheeling Bonds).

            "Net Proceeds": the aggregate cash proceeds received by the Borrower or any Subsidiary thereof in respect of:

                  (a) any Asset Sale; or

                  (b) any cash payments received in respect of promissory notes delivered to the Borrower or such Subsidiary in respect of an Asset Sale;

in each case net of (without duplication) (A) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees or credit enhancement fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (B) any taxes reasonably attributable to such sale and reasonably estimated by the Parent, the Borrower or such Subsidiary to be actually payable.

            "Net Worth": as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Parent at such date.

            "Non-Excluded Taxes":  as defined in Section 2.17(a).

            "Notes": the collective reference to the Swing Line Note, the Revolving Credit Notes and the Competitive Bid Notes.

            "Notice of Competitive Bid Borrowing" as defined in Section 2.21(f).

            "Original Closing Date":  October 28, 1996.

            "Parent":  as defined in the introductory paragraph hereto.

            "Parent Guarantee": the guarantee of the Guaranteed Obligations by the Parent pursuant to Section 8.

            "Participant":  as defined in Section 10.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Permitted Acquisition" as defined in Section 6.15.

            "Permitted Holders": William Ziegler, III, the Trust under the Will of Helen M. Rivoire for the benefit of William Ziegler, III and the Trust under the Will of William Ziegler, Jr. for the benefit of William Ziegler, III, and the respective heirs, administrators, personal representatives, successors and assigns of each of them.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by BankBoston as its base rate in effect at its principal office in Boston (the Prime Rate not being intended to be the lowest rate of interest charged by BankBoston in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate shall be effective as of the opening of business of BankBoston on the effective day of such change in the Prime Rate.

            "Properties":  as defined in Section 3.17(a).

            "Refunded Swing Line Loans":  as defined in Section 2.5(b).

            "Register":  as defined in Section 10.6(d).

            "Regulation G": Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

            "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 51%.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": any of the chief executive officer, chief operating officer, president or chief financial officer of the Parent or the Borrower.

            "Restricted Payments":  as defined in Section 6.7.

            "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

            "Revolving Credit Commitment Fee": a rate per annum of one-quarter of one percent (0.250%).

            "Revolving Credit Loans": as defined in Section 2.1(a).

            "Revolving Credit Note": as defined in Section 2.6(e).

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Solvency Certificate": the Solvency Certificate substantially in the form of Exhibit G.

            "Solvent": with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and mature, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

            "Subsidiaries Guarantee": the Guarantee to be executed and delivered by each Subsidiary, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

            "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Parent, whether directly or indirectly owned by the Parent.

            "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to Section 2.5.

            "Swing Line Lender": BankBoston, in its capacity as lender of the Swing Line Loans.

            "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit E.

            "Swing Line Loans": as defined in Section 2.5(a).

            "Swing Line Note": as defined in Section 2.6(e).

            "Termination Date": November 15, 2001.

            "Transferee": as defined in Section 10.6(f).

            "Type": as to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

            "Voting Stock": of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            "Wheeling Bonds": collectively, the Series 1992A and Series 1992B Industrial Development Revenue Bonds (Helme Tobacco Company Project) issued by Ohio County, West Virginia, acting by and through The County Commission of Ohio County, West Virginia, which bonds are owned by Swisher International Finance Company.

            "Ziegler Trusts": the trusts created under the Wills of Helen M. Rivoire and William Ziegler, Jr.

            1.2.  Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural form of such terms.

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS.

            2.1.  Revolving Credit Commitments.

                  (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment less the product of (x) such Lender's Commitment Percentage and (y) the sum of the Letter of Credit Obligations, the Competitive Bid Loans and the Swing Line Loans then outstanding. Notwithstanding the above, in no event shall any Revolving Credit Loans be made if the aggregate amount of the Revolving Credit Loans to be made would, after giving effect to the use of proceeds thereof, exceed the aggregate Available Commitments. During the Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

            2.2. Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to
(x) in the case of Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or the full amount of the then Available Commitments) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof, subject to the provisions of Section 2.10, except that any borrowing under the Revolving Credit Commitments to be used solely to pay a like amount of Swing Line Loans may be in the aggregate principal amount of such Swing Line Loans. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its Commitment Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            2.3. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender the Revolving Credit Commitment Fee for the period from and including the first day of the Commitment Period to the day prior to the Termination Date, computed on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                  (b) (i) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, the Letter of Credit Fee computed on the average outstanding undrawn amount of Letters of Credit, payable in arrears (A) for the preceding fiscal quarter on the first day of each fiscal quarter commencing January 1, 1998, and (B) on the Termination Date. The Letter of Credit Fee shall be increased by 2% upon the occurrence of an Event of Default.

                       (ii) The Borrower agrees to pay the Administrative Agent
            for the account of the Issuing Lender the Fronting Fee simultaneously with the issuance of each Letter of Credit by the Issuing Lender.

                  (c) Simultaneously with each request under Section 2.21(a), the Borrower shall pay to the Administrative Agent, for its own account, an amount equal to $2,000 (the "Auction Fee"), regardless of whether (i) the Administrative Agent receives Competitive Bid Quotes from Lenders or (ii) the Borrower accepts Competitive Bid Quotes, if any, on the later of (x) the Reply Date and (y) the date of the Competitive Bid Borrowing.

            2.4. Termination or Reduction of Revolving Credit Commitments.

                  (a) The Borrower acknowledges that the Revolving Credit Commitments shall be reduced by an amount equal to $15,000,000 on each anniversary of the Closing Date and the Borrower agrees, without the necessity of demand or notice, to take all steps necessary to ensure that on or before each anniversary, it shall pay immediately to the Administrative Agent, for the account of the Lenders, the amount by which the aggregate outstanding Revolving Credit Loans, Swing Line Loans, Letter of Credit Obligations and Competitive Bid Loans exceed the Revolving Credit Commitments (as reduced from time to time).

                  (b) The Borrower shall have the right, upon not less than five Business Days notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, which reductions, if any, shall be in addition to, and not exclusive of, the reductions under subsection (a) above. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                  (c) Any reduction of the Revolving Credit Commitments provided for in this Section 2.4 shall be accompanied by prepayment of first, Swing Line Loans, second, Competitive Bid Loans, to the extent, if any, that the sum of the aggregate outstanding principal amount of Swing Line Loans, Revolving Credit Loans, Competitive Bid Loans and Letter of Credit Obligations exceeds the amount of the aggregate Revolving

Credit Commitments as so reduced, and third Revolving Credit Loans to the extent, if any, that the sum of the aggregate outstanding principal amount of Swing Line Loans, Revolving Credit Loans, Competitive Bid Loans and Letter of Credit Obligations exceeds the amount of the aggregate Revolving Credit Commitments as so reduced.

            2.5.  Swing Line Commitment.

                  (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans ("Swing Line Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $5,000,000, provided that in no event shall any Swing Line Loans be made if the aggregate amount of the Swing Line Loans to be made would, after giving effect to the use of proceeds thereof (and subject to the proviso in the second sentence of Section 2.21(a)), exceed the aggregate Available Commitments. Amounts borrowed by the Borrower under this
Section 2.5 may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 3:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in an aggregate minimum amount of $500,000 or a whole multiple of $100,000 in excess thereof. The proceeds of each Swing Line Loan will be made available by the Swing Line Lender to the Borrower by crediting the account of the Borrower at the office of the Swing Line Lender with such proceeds. The proceeds of Swing Line Loans may be used solely for the purposes referred to in Section 3.16.

                  (b) The Swing Line Lender at any time in its sole and absolute discretion may request each Lender, including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Commitment Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in clause (f) of Section 7 shall have occurred (in which event the procedures of Section 2.5(c) shall apply) each Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Line Lender for the account of the Swing Line Lender at the office of the Swing Line Lender prior to 12:00 noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

                  (c) If prior to the making of a Revolving Credit Loan pursuant to Section 2.5(b) one of the events described in clause (f) of Section 7 shall have occurred, each Lender will, on the date such Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Commitment Percentage of such Refunded Swing Line Loan. Each Lender will immediately transfer to the Swing Line Lender in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's participating interest in a Refunded Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

                  (e) Each Lender's obligation to purchase participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default,
(iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement by the Borrower or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that the Lenders shall not be obligated to purchase participating interests pursuant to Section 2.5(c) if the Swing Line Lender engaged in gross negligence or willful misconduct in the extension of such Swing Line Loan.

            2.6.  Repayment of Loans, Evidence of Debt.

                  (a) The Borrower hereby unconditionally agrees to pay to the Administrative Agent (i) in the case of Revolving Credit Loans, for the account of each Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date, (ii) in the case of a Competitive Bid Loan, to the appropriate Lender, the then unpaid principal amount of each Competitive Bid Loan upon the Competitive Bid Maturity Date of each Competitive Bid Loan, and (iii) in the case of the Swing Line Lender, the then unpaid principal amount of each Swing Line Loan on the Termination Date; (or, in the case of clause (i), (ii), and (iii) the then unpaid principal amount of such Loan, on the date that such Loan becomes due and payable pursuant to Section 7).

The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.11.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which Register and/or subaccounts shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower acknowledges that the Borrower has executed and delivered to each Lender (i) a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (as amended, supplemented or otherwise modified from time to time, a "Revolving Credit Note"), (ii) in the case of the Swing Line Lender, a promissory note of the Borrower evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (as amended, supplemented or otherwise modified from time to time, the "Swing Line Note") and (iii) a promissory note of the Borrower evidencing Competitive Bid Loans of such Lender, substantially in the form of Exhibit A-3 with appropriate insertions as to date and principal amount (as amended, supplemented or otherwise modified from time to time, a "Competitive Bid Note").

            2.7. Optional Prepayments. The Borrower may, on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or the Competitive Bid Maturity Date in the case of Competitive Bid Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days, irrevocable notice to the Administrative Agent with respect to Eurodollar Loans and Competitive Bid Loans, or, in the case solely of Swing Line Loans, upon notice by 12:00 noon, New York City time on the same Business Day to the Swing Line Lender, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans, Competitive Bid Loans, Swing Line Loans, or a combination thereof, and if a combination, the amount allocable to each and whether of Revolving Credit Loans (and Swing Line Loans, if any) and Competitive Bid Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Sections 2.18 and 2.19. Prepayments of Revolving Credit Loans and Swing Line Loans shall be applied first, to all outstanding Swing Line Loans and second, to Revolving Credit Loans. Prepayments of Competitive Bid Loans shall be applied to all outstanding Competitive Bid Loans. Partial prepayments of Revolving Credit Loans under this
Section 2.7 shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof; partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; partial prepayments of Competitive Bid Loans shall not be permitted.

            2.8.  Mandatory Prepayments.

                  (a) If the Parent or any Subsidiary shall issue and sell any Capital Stock, 100% of the Net Proceeds thereof shall be promptly applied toward the prepayment of the Loans and reduction of the Commitment as set forth in
Section 2.8(d).

                  (b) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale (other than in accordance with Section 6.6(b)), 100% of such Net Proceeds shall be promptly applied toward the prepayment of the Loans and reduction of the Commitments as set forth in Section 2.8(d); provided that up to $5,000,000 of Net Proceeds from all such Asset Sales in each fiscal year need not be applied to the prepayment of the Loans and the reduction of the Commitments.

                  (c) The Borrower will take all steps necessary to ensure compliance with Section 2.4(a).

                  (d) Prepayments made pursuant to this Section 2.8 shall be applied by the Borrower, subject to the next succeeding sentence, to reduce permanently the Revolving Credit Commitments (pro rata according to the amounts of the Revolving Credit Commitments of the respective Lenders). Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of first, Swing Line Loans, second, Revolving Credit Loans to the extent, if any, that the sum of the aggregate outstanding principal amount of Revolving Credit Loans, Swing Line Loans and Letter of

Credit Obligations exceeds the amount of the aggregate Revolving Credit Commitments as so reduced and third, Competitive Bid Loans.

                  (e) The Borrower shall give the Administrative Agent (which shall promptly notify each Lender) at least one Business Day's notice of each prepayment or mandatory reduction pursuant to this Section 2.8 setting forth the date and amount thereof. Any prepayment of Revolving Credit Loans pursuant to this Section 2.8 shall be applied, first, to any such Base Rate Loans then outstanding and the balance of such prepayment, if any, to any such Eurodollar Loans then outstanding; provided that prepayments of Eurodollar Loans, if not on the last day of the Interest Period with respect thereto, shall, at the Borrower's option, be prepaid subject to the provisions of Sections 2.18 and
2.19 or the amount of such prepayment (after application to any Base Rate Loans) shall be deposited with the Administrative Agent as cash collateral for the Loans on terms reasonably satisfactory to the Administrative Agent and thereafter shall be applied in the order of the Interest Periods next ending most closely to the date such prepayment is required to be made and on the last day of each such Interest Period. After such application, unless an Event of Default shall have occurred and be continuing, any remaining interest earned on such cash collateral shall be paid to the Borrower.

            2.9. Conversion and Continuation Options. The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans or to continue Eurodollar Loans as Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election, provided that any continuation of a Eurodollar Loan may only be made on the last day of the Interest Period with respect thereto. Any such notice of conversion to or continuation of Eurodollar Loans shall specify the length of the Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans (other than Swing Line Loans) may be converted as provided herein, provided that (i) no Loan may be converted into or continued as a Eurodollar Loan when any Event of Default has occurred and is continuing and (ii) no Loan may be converted into or continued as a Eurodollar Loan after the date that is one month prior to the Termination Date provided, further, that if the Borrower shall fail to give such notice or if such conversion or continuation is not permitted, such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

            2.10. Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than nine Eurodollar Tranches outstanding at any time.

            2.11. Interest Rates and Payment Dates.

                  (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.11 plus 2% or (y) in the case of any such overdue interest, the Revolving Credit Commitment Fee, or any other fee or other amount, the rate described in Section 2.11(b) plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (d) Interest on Revolving Credit Loans shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.11(c) shall be payable from time to time on demand.

            2.12. Computation of Interest and Fees.

                  (a) The Revolving Credit Commitment Fee and, whenever it is calculated on the basis of the Base Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).

            2.13. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Revolving Credit Loans during such period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Revolving Credit Loans that were to have been continued or converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, and the Borrower shall not have the right to convert Loans to Eurodollar Loans.

            2.14. Pro Rata Treatment and Payments.

                  (a) Each borrowing by the Borrower from the Lenders hereunder (other than Swing Line Loans and Competitive Bid Loans), each payment by the Borrower on account of the Revolving Credit Commitment Fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each optional or mandatory prepayment by the Borrower of the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the respective Lenders. Each payment by or on behalf of the Borrower on account of principal of or interest on the Revolving Credit Loans shall be made pro rata according to the respective amounts of such principal or interest then due and owing. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event the day for payment hereunder shall end on the immediately preceding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent shall assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

            2.15. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Sections 2.18 and 2.19.

            2.16. Requirements of Law.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                        (i) shall subject any Lender to any tax of any kind
            whatsoever with respect to this Agreement, any Note, or any Eurodollar Loan made by it or the issuance of a Letter of Credit by the Issuing Lender, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

                        (ii) shall impose, modify or hold applicable any
            reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                        (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or of issuing and maintaining Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.17. Taxes.

                  (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 2.17(b). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia shall:

                        (i) deliver to the Borrower and the Administrative Agent
            on or before the date on which it becomes a Lender either (A) two properly completed and duly executed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form, as the case may be) claiming complete exemption from United States withholding tax with respect to payments by the Borrower under this Agreement or (B) in the case of a Lender claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" by the Borrowers under this Agreement, a properly completed and duly executed United States Internal Revenue Service Form W-8 (or successor applicable form, as the case may be) and an annual certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, is not a 10% shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and is not a controlled foreign corporation receiving interest from a related person within the meaning of
            Section 881(c)(3)(C) of the Code;

                        (ii) deliver to the Borrower and the Administrative
            Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered; and

                        (iii) obtain such extensions of time for filing and
            complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

provided, however, that such Lender shall not be required to perform the obligations under this Section 2.17(b) if an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent.

            2.18. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment or payment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.19. Fees. The Borrower hereby agrees to pay to the Administrative Agent such fees on such dates as may from time to time be specified by such parties in writing.

            2.20. Letters of Credit.

                  (a) The Issuing Lender will, from time to time until the Termination Date, upon receipt of duly executed Applications and such other documents, instruments and/or agreements as the Issuing Lender may require, issue or amend Letters of Credit on such terms as are satisfactory to the Issuing Lender, provided, however that the Issuing Lender shall not issue any Letter of Credit (A) at any time if, after giving effect to such Letter of Credit, the Letter of Credit Obligations would exceed the lesser of (i) $5,000,000 or (ii) the aggregate amount of Revolving Credit Commitments minus the sum of (w) the Letter of Credit Obligations, (x) the outstanding principal balance of the Revolving Credit Loans, (y) the outstanding principal balance of the Swing Line Loans, and (z) the outstanding principal balance of the Competitive Bid Loans, and (B) with an expiry date (i) more than one year from its issuance or (ii) subsequent to a date 30 days prior to the Termination Date.

                  (b) The Borrower agrees to reimburse the Administrative Agent for the account of the Issuing Lender, on demand, for each such payment made by the Issuing Lender under or pursuant to any Letter of Credit or L/C Draft. The Borrower further agrees to pay to the Administrative Agent for the account of the Issuing Lender, on demand, interest at the rate set forth in Section 2.11 applicable to Base Rate Loans on any amount paid by the Issuing Lender under or pursuant to any Letter of Credit or L/C Draft from the date of payment until the date of reimbursement to the Issuing Lender.

                  (c) The Borrower's obligation to reimburse the Administrative Agent for the account of the Issuing Lender for payments and disbursements made by the Issuing Lender under any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender (or any other Lender), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable; provided however, that the Borrower shall not be obligated to reimburse the Administrative Agent for the account of the Issuing Lender for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Lender or any of its officers, employees or agents.

                  (d) Notwithstanding anything to the contrary herein or in any Application, upon the occurrence of an Event of Default, an amount equal to the aggregate amount of the outstanding Letter of Credit Obligations shall, at the Issuing Lender's option and without demand upon or further notice to the Borrower, be deemed (as between the Issuing Lender and the Borrower) to have been paid or disbursed by the Issuing Lender under the Letters of Credit issued and L/C Drafts accepted by the Issuing Lender (notwithstanding that such amounts may not in fact have been so paid or disbursed), and a Revolving Credit Loan, which shall be a Base Rate Loan, to Borrower in the amount of such Letter of Credit Obligations to have been made and accepted by the Borrower, which Loan shall be immediately due and payable.

                  (e) With respect to each Letter of Credit, each Lender (other than the Issuing Lender) hereby irrevocably and unconditionally agrees that it shall be deemed to have purchased and received from the Issuing Lender, without recourse or warranty an undivided interest in such Letter of Credit, effective simultaneously with the issuance thereof, in an amount equal to such Lender's Commitment Percentage of such Letter of Credit. For the purposes of this Agreement, the proportionate interest which the Issuing Lender retains in each Letter of Credit shall be referred to as its "participation" in such Letter of Credit.

                  (f) If the Issuing Lender shall fail to be reimbursed pursuant to subsections (b) or (d) above by the Borrower for any payment or disbursement under a Letter of Credit or L/C Draft, each other Lender shall, promptly upon request of the Issuing

Lender, make a Revolving Credit Loan, which shall be a Base Rate Loan in an amount equal to such Lender's Commitment Percentage of such payment or disbursement. If the Administrative Agent or the Issuing Lender subsequently receives from the Borrower any reimbursement of such payment or disbursement, the Administrative Agent or the Issuing Lender, as the case may be, shall promptly remit to each Lender its Commitment Percentage of such reimbursement. All interest payments received by the Issuing Lender or the Administrative Agent on account of reimbursements under this Agreement shall be promptly distributed by the Issuing Lender or the Administrative Agent, as the case may be, to the other Lenders pro rata according to their respective Commitment Percentages (except to the extent that the Issuing Lender was not promptly reimbursed by any such Lender).

                  (g) The obligation of each Lender to provide the Administrative Agent with such Lender's pro rata share of the amount of any payment or disbursement made by the Issuing Lender under any outstanding Letter of Credit or L/C Draft shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender may have or have had against the Issuing Lender (or any other Lender), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable; provided, however, that the Lenders shall not be obligated to reimburse the Issuing Lender for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Lender or any of its officers, employees or agents.

                  (h) In determining whether to make any payment under or pursuant to any Letter of Credit or any related L/C Draft, the Issuing Lender shall have no obligation to the Borrower, any Lender or any other Person other than to confirm that any documents required to be delivered have been delivered and that such documents comply on their face with the requirements of such Letter of Credit. No action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or L/C Draft, if taken or omitted in the absence of gross negligence or willful misconduct, shall put the Issuing Lender under any resulting liability to the Borrower or any Lender.

            2.21. Competitive Bid Loans.

                  (a) Competitive Bid Loan Option. In addition to Revolving Credit Loans and Swing Line Loans, the Borrower may, commencing on January 2, 1998, and continuing through the date which is the third Business Day preceding the date which is seven days prior to the Termination Date, pursuant to the terms of this Section 2.21, cause the Administrative Agent to request that the Lenders submit offers to make Competitive Bid

Loans to the Borrower from time to time prior to the Termination Date. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept such offers in the manner set forth in this Section 2.21; provided that after giving effect to any Competitive Bid Borrowing, the aggregate outstanding principal amount of Competitive Bid Loans when combined with the aggregate outstanding principal amount of all Revolving Credit Loans and Swing Line Loans then outstanding and the aggregate Letter of Credit Obligations at such time shall not exceed the aggregate Available Commitments. Within the foregoing limits, and subject to the conditions set out in this Section 2.21, Competitive Bid Loans may be repaid and reborrowed in accordance with the provisions hereof.

                  (b) Competitive Bid Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.21, it shall transmit to the Administrative Agent by facsimile a bid request substantially in the form of Exhibit H hereto to be received no later than 11:00 a.m., New York City time, at least one Business Day prior to the date of such proposed Competitive Bid Borrowing, specifying (i) the date such Competitive Bid Loan is requested to be made (which must be a Business Day), (ii) the amount of such Competitive Bid Loan, which must be a minimum of $1,000,000 or an integral multiple thereof, and a maximum of $50,000,000, (iii) the maturity date (the "Competitive Bid Loan Maturity Date") for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may be between seven and 180 days, inclusive, after the date of such Competitive Bid Borrowing, provided that in no event shall the maturity date of any Competitive Bid Borrowing be later than the third day preceding the Termination Date), (iv) the interest payment date or dates relating thereto, and (v) any other terms to be applicable to such Competitive Bid Borrowing.

                  (c) Invitation for Competitive Bids. Not later than 3:00 p.m., New York City time, on the Business Day on which the Administrative Agent receives a bid request from the Borrower in compliance with Section 2.21(b), the Administrative Agent shall send to the Lenders by facsimile an invitation for Competitive Bid Quotes, substantially in the form of Exhibit I hereto, which shall constitute an invitation by the Borrower to each Lender to submit bids offering to make Competitive Bid Loans in accordance with this Section 2.21 (each an "Invitation for Competitive Bids"). If, after receipt by the Administrative Agent of a bid request from the Borrower in accordance with subsection (b) of this Section 2.21, the Administrative Agent or any Lender shall be unable to complete any procedure of the auction process described in subsections (c) through (f) (inclusive) of this Section 2.21 due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

                  (d)   Submission and Contents of Competitive Bids.

                        (i) In response to any Invitation for Competitive Bids,
            each Lender may (but shall not be required to) submit to the Administrative Agent a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans. Each Competitive Bid Quote must comply with the requirements of this Section 2.21(d) and must be submitted to the Administrative Agent by facsimile not later than 10:00 a.m., New York City time, on the date (the "Reply Date") which is the date of such proposed Competitive Bid Borrowing, provided that Competitive Bid Quotes submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in its capacity as a Lender may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the Borrower of the offer or offers contained therein not later than 9:45 a.m., New York City time, on the Reply Date. Any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower. Any Lender not giving the Administrative Agent the offer specified above shall not be obligated to, and shall not, make any, Competitive Bid Loan as part of such Competitive Bid Borrowing.

                        (ii) Each Competitive Bid Quote shall be substantially
            in the form of Exhibit J hereto and shall in any case specify:

                              (A) the proposed effective date of the proposed
            Competitive Bid Loan;

                              (B) the principal amount of the proposed
            Competitive Bid Loan for which each offer is made, which principal amount (x) may be greater than the quoting Lender's Commitment at the time (subject to the proviso to the second sentence of Section 2.21(a)), (y) must be $1,000,000 or an integral multiple of $1,000,000 and (z) may not exceed the principal amount of the Competitive Bid Loan for which offers were requested;

                              (C)   the Absolute Rate;

                              (D) the proposed Competitive Bid Loan Maturity
            Date for the proposed Competitive Bid Loan (provided that in no event shall the Competitive Bid Loan Maturity Date be later than the third Business Day preceding the Termination Date); and

                              (E) the identity of the quoting Lender.

                        (iii) Any Competitive Bid Quote shall be
            disregarded if it:

                              (A) is not substantially in the form of Exhibit J
            hereto or does not specify all of the information required by
            Section 2.21(d)(ii);

                              (B) contains qualifying, conditional or similar
            language;

                              (C) proposes terms (including, without limitation,
            a Competitive Bid Loan Maturity Date) other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                              (D) arrives after the time set forth in Section
            2.21(d)(i).

                  (e) Notice to Borrower. Not later than 10:30 a.m., New York City time, (x) on the Reply Date, the Administrative Agent shall notify the Borrower of the terms of each Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.21(d). The Administrative Agent's notice to the Borrower shall specify (i) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Competitive Bid Loan specified in the related Competitive Bid Request and (ii) the respective principal amounts and Competitive Bid Rates, as the case may be, so offered.

                  (f) Acceptance and Notice By Borrower. Not later than 11:00 a.m., New York City time, on the Reply Date, the Borrower shall notify, by telephone, confirmed by facsimile substantially in the form of Exhibit K hereto, the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to Section 2.21(e). In the case of an acceptance, such notice (a "Notice of Competitive Bid Borrowing") shall specify the aggregate principal amount of offers for each period for which such Loan shall be outstanding that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part, provided that:

                        (i) the aggregate principal amount of each borrowing may
            not exceed the applicable amount set forth in the related Competitive Bid Request;

                        (ii) subject to the provisions of Section 2.21(h)
            hereof, the principal amount of each Loan must be $1,000,000 or an integral multiple of $1,000,000;

                        (iii) offers quoting lower Competitive Bid Rates must be
            accepted prior to offers quoting higher Competitive Bid Rates; and

                        (iv) the Borrower shall not accept any offer that is
            described in Section 2.21(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (g) Notice by the Administrative Agent to the Lenders. Not later than 1:00 p.m., New York City time, on the date of the requested borrowing, the Administrative Agent shall notify, by telephone, confirmed by facsimile substantially in the form of Exhibit L hereto, such Lenders that made such Competitive Bid Quotes of the Borrower's acceptance or non-acceptance of such Competitive Bid Quotes.

                  (h) Allocation by Administrative Agent. If Competitive Bid Quotes are made by two or more Lenders with the same Competitive Bid Rate for a greater aggregate principal amount than the amount in respect of which offers are accepted by the Borrower, the principal amount of Competitive Bid Loans in respect of which such offers are accepted by the Borrower shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not smaller than $500,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers, except that the Borrower shall be permitted to accept the offer of a single Lender if such Lender (and no other Lender) shall have offered to make the entire proposed Competitive Bid Loan requested by the Borrower under subsection
(b) above. If any such Lender has indicated a minimum acceptable Competitive Bid Loan in its Competitive Bid Quote, and under the procedures of this subsection
(h), the Administrative Agent would have allocated to it an amount less than such minimum, such Competitive Bid Quote will instead be deemed to have been withdrawn. Determinations by the Administrative Agent of the amounts of Competitive Bid Loans to be made by each Lender shall be conclusive in the absence of manifest error.

                  (i) Interest on Competitive Bid Loans. Each Competitive Bid Loan shall bear interest on the outstanding principal amount thereof, for the period applicable thereto, at a rate per annum equal to the Competitive Bid Rate quoted by the Lender making such Loan in its Competitive Bid Quote. Such interest shall be payable on the sooner to occur of (x) the Competitive Bid Loan Maturity Date (or sooner upon the acceleration of such Competitive Bid Loan) and
(y) on each applicable Interest Payment Date.

                  (j) Competitive Bid Notes. The Competitive Bid Loans shall be evidenced by separate promissory notes substantially in the form of Exhibit A-3 attached hereto, payable to the order of each Lender in a principal amount equal to such Lender's Commitment. Each such Note shall be dated on or before the date of the first Loans and shall have the blanks therein appropriately completed. Each Lender shall, and is hereby irrevocably authorized by the Borrower to, enter on the schedule forming a part of such Lender's Competitive Bid Note or otherwise in its records appropriate notations evidencing the date and the amount of each Competitive Bid Loan made by such Lender, the interest rate applicable thereto and the date and amount of each payment of principal made by the Borrower with respect thereto; and such notations shall constitute prima facie evidence thereof. Each Lender is hereby irrevocably authorized by the Borrower to attach to and make a part of such Lender's Competitive Bid Note a continuation of any such schedule as and when required. No failure on the part of any Lender to make any notation as provided in this subsection (j) shall in any way affect any Competitive Bid Loan or the rights or obligations of such Lender or the Borrower with respect thereto.

                  (k) Payment of Competitive Bid Loans. Each Competitive Bid Loan shall be due and payable, and the Borrower hereby absolutely and unconditionally promises to pay such Competitive Bid Loans, on the earlier of
(i) the Competitive Bid Loan Maturity Date thereof and (ii) the Termination Date. All payments of principal and interest and other amounts payable in respect of a Competitive Bid Loan shall be made by the Borrower to the Administrative Agent for the account of the Lender or Lenders making such Competitive Bid Loan in immediately available funds, on or before 11:00 a.m., New York City time, on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments.

                  (l) Maximum Competitive Bid Loans; Funding Losses. If after acceptance of any Competitive Bid Quote pursuant to Section 2.21, the Borrower fails to borrow any Competitive Bid Loan so accepted on the date specified therefor, the Borrower shall indemnify the Lender funding such Loan against any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such unborrowed Loans.

                  (m) Funding of Competitive Bid Loans. Subject to the terms and conditions hereof, each Lender which is making a Competitive Bid Loan pursuant to Section 2.21 hereof shall make available to Administrative Agent, in immediately available funds, no later than 1:45 p.m., New York City time, on the date on which such Competitive Bid Loan is to be made, the principal amount thereof (or so much thereof as shall have been allocated to such Lender pursuant to Section 2.21(h) hereof). Upon receipt of such funds, the Administrative Agent shall make such Competitive Bid Loan available to the Borrower on the effective date specified therefor by crediting the amount of such Competitive Bid Loan to the Borrower's demand deposit account with the Administrative Agent or as otherwise specified by the Borrower in writing. In no event shall the Administrative Agent (in its capacity as Administrative Agent) have any obligation to fund any Competitive Bid Loan unless it shall have received funds therefor from the Lender or Lenders making such Loan.

SECTION 3.   REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, and to induce the Issuing Lender to issue Letters of

Credit, and the Borrower hereby represents and warrants to the Administrative Agent, the Issuing Lender and each Lender that:

            3.1.  Financial Condition.

                  The consolidated balance sheet of the Parent and its consolidated Subsidiaries at December 31, 1996 and the related consolidated statements of income and of cash flows of the Parent and its consolidated Subsidiaries for the 12 months ending December 31, 1996, reported on by Coopers & Lybrand LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Parent and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated statement of income of the Parent and its consolidated Subsidiaries as at June 30, 1997, certified by the chief financial officer of the Parent, a copy of which has heretofore been furnished to each Lender, is complete and correct and presents fairly the consolidated results of operations of the Parent and its consolidated Subsidiaries as at such date (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or chief financial officer, as the case may be, and as disclosed therein). Except as set forth on
Schedule 3.1, neither the Parent nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

            3.2. No Change. Since December 31, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

            3.3. Corporate Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            3.4. Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party that is a party hereto or thereto. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party hereto or thereto enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            3.5. No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Loan Party or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

            3.6. No Material Litigation. Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Loan Parties, threatened by or against any Loan Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or
(b) which could reasonably be expected to have a Material Adverse Effect.

            3.7. No Default. No Loan Party or any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            3.8. Ownership of Property; Liens. Each of the Loan Parties and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.3. With respect to real property or interests in real property, as of the Closing Date, the Borrower has
(i) fee title to all of the real property listed on Schedule 3.8 under the heading

"Fee Properties" (each, a "Fee Property"), and (ii) good and valid title to the leasehold estates in all of the real property leased by it and listed on
Schedule 3.8 under the heading "Leased Properties" (each, a "Leased Property"), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Liens permitted pursuant to Section 6.3, (B) as to Leased Property, the terms and provisions of the respective lease therefor and any matters affecting the fee title and any estate superior to the leasehold estate related thereto, and (C) title defects, or leases or subleases granted to others, which are not material to the Fee Properties or the Leased Properties, as the case may be, taken as a whole. The Fee Properties and the Leased Properties constitute, as of the Closing Date, all of the real property owned in fee or leased by the Borrower and its Subsidiaries.

            3.9. Intellectual Property. Each Loan Party and each of its Subsidiaries owns, or is licensed to use or otherwise has the right to use, all trademarks, tradenames, copyrights, patents, trade secrets and other proprietary information that it uses in the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the knowledge of each Loan Party, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or enforceability of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by each Loan Party and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            3.10. No Burdensome Restrictions. No Contractual Obligation of any Loan Party or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

            3.11. Taxes. Each Loan Party and each of its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Loan Parties, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount or the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Loan Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

            3.12. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

            3.13. ERISA. Except as set forth in Schedule 3.13, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $3 million. Neither the Borrower nor any Commonly Controlled Entity has any liability in respect of any Multiemployer Plan.

            3.14. Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

            3.15. Subsidiaries. (a) The only Subsidiary of the Parent is the Borrower; and (b) the only Subsidiaries of the Borrower are Martin Brothers International Inc., King Edward Technology, Inc., Swisher International, Ltd. (a Subsidiary of Martin Brothers International, Inc.), Swisher International Finance Company and Swisher Santiago Enterprises, Inc.

            3.16. Purpose of Loans. The proceeds of the Loans have been and shall be used by the Borrower to refinance a portion of the Existing Indebtedness and for working capital and general corporate purposes.

            3.17. Environmental Matters. Except to the extent that all of the following, taken together, could not reasonably be expected to result in a Material Adverse Effect or to result in the payment of Material Environmental
Amount:

                  (a) The facilities and properties owned, leased or operated by each Loan Party or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

                  (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Loan Party or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair salable value thereof.

                  (c) Neither any Loan Party nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties or elsewhere in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary thereof is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Loan Party or any Subsidiary thereof in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

            3.18. Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, will be and will continue to be, Solvent.

            3.19. Accuracy of Information. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished in writing to the Administrative Agent, the Arranger or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of any fact material to the interests of the Administrative Agent or any Lender, or omitted to state a fact necessary in order to make the statements contained herein or therein not misleading in any respect material to the interests of the Administrative Agent or any Lender. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in such other documents, certificates and statements furnished to the Administrative Agent, the Arranger and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

SECTION 4.  CONDITIONS PRECEDENT

            4.1. Conditions to Initial Loans. The agreement of each Lender to make the Loans requested to be made by it, and for the Issuing Lender to issue any Letter of Credit, is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans or the issuance of such Letters of Credit on the Closing Date, of the conditions precedent set forth below:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each of the Parent and the Borrower, with a counterpart for each Lender, (ii) the Notes drawn to the order of the appropriate Lender and (iii) the Subsidiaries Guarantee, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender.

                  (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Loan Party may be a party.

                  (c) Borrowing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit C with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (d) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (e) Parent Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Parent, dated the Closing Date, as to the incumbency and signature of the officers of the Parent executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Parent.

                  (f) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

                  (g) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Secretary or an Assistant Secretary of each Loan Party, certified as of the Closing Date, certifying that there have been no changes to the certificate of incorporation and by-laws of such Loan Party delivered to the Lenders on the Original Closing Date other than changes to the Parent's certificate of incorporation and by-laws related to the recapitalization of the Parent and the IPO.

                  (h) Fees. The Administrative Agent and the Lenders shall have received all invoiced fees and expenses required to be paid on the Closing Date in connection with this Agreement and the Administrative Agent shall have received all accrued fees, expenses and interest under the Existing Credit Agreement as of the Closing Date for the account of the lenders thereunder.

                  (i) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Schnader, Harrison, Segal & Lewis, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit D, each such legal opinion to cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (j) Third-Party Consents. All governmental and third party approvals (including landlords' and other consents) necessary or advisable in connection with the making of the initial Loans and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the making of the initial Loans.

                  (k) Solvency Certificate. The Administrative Agent shall have received the executed Solvency Certificate, with a counterpart for each Lender.

                  (l) Termination of Existing Credit Agreement. The Borrower shall have terminated its right to receive "Loans" or request the issuance of "Letters of Credit" for its account under the Existing Credit Agreement.

            4.2. Conditions to Each Loan or Letters of Credit. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan), or the agreement of the Issuing Lender to issue a Letter of Credit, is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.

SECTION 5.  AFFIRMATIVE COVENANTS

            Each of the Parent and the Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative

Agent hereunder or under any other Loan Document, it shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

            5.1. Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent, copies of the consolidated and consolidating balance sheets of the Parent and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated and consolidating balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Parent and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

            5.2. Certificates; Other Information. Furnish to each Lender

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Section 5.1(a) and 5.1(b), a certificate of a Responsible Officer
(i) stating that, to the best of such officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and (ii) in the case of financial statements referred to in Section 5.1(a) and 5.1(b), including calculations and information demonstrating in reasonable detail compliance with the requirements of Section 6.1;

                  (c) not later than 30 days following the end of each fiscal year of the Parent, a copy of the projections by the Parent of the operating budget and cash flow budget of the Parent and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer has no reason to believe they are incorrect or misleading in any material respect;

                  (d) promptly after the same are available, copies of all proxy statements, financial statements and reports as the Parent shall send to its stockholders or as the Parent may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over the Parent or its Subsidiaries; and

                  (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            5.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

            5.4. Maintenance of Existence. Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 6.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

            5.5. Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

            5.6. Inspection of Property; Books and Records: Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon prior written notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Parent and its Subsidiaries with officers and employees of the Parent and its Subsidiaries and with its independent certified public accountants.

            5.7. Notices. Promptly give notice to the Administrative Agent (who shall promptly notify each Lender) of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Parent or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Parent or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding (including without limitation any notice of violation, alleged violation, liability or potential liability under any Environmental Law) affecting the Parent or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after any Loan Party knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

            5.8.  Environmental Laws.

                  (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that any failures could not, in the aggregate, be expected to have a Material Adverse Effect or to result in the payment of Material Environmental Amount.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

            5.9. Additional Subsidiaries. (a) With respect to any Subsidiary of the Borrower created or acquired after the Closing Date by the Borrower, promptly (i) cause such Subsidiary to execute and deliver a guarantee or a supplement to the Subsidiaries Guarantee (which guarantee shall be senior to all other Indebtedness of such guarantor), in form and substance satisfactory to the Administrative Agent, in respect to all obligations of the Borrower hereunder and under the other Loan Documents, (ii) execute and deliver such amendments to this Agreement requested by the Administrative Agent to reflect the existence of such Subsidiary, including, without limitation, amendments to Sections 3, 5, 6 and 7 to include such Subsidiary in the covenants, representations and warranties and agreements contained therein and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clause (i) which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

SECTION 6.  NEGATIVE COVENANTS

            Each of the Parent and the Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender, the Issuing Lender, or the Administrative Agent or under any other Loan Document, it shall not, and (except with respect to Section 6.1) shall not permit any of its Subsidiaries to, directly or indirectly:

            6.1.  Financial Condition Covenants.

                  (a) Maintenance of Net Worth. Permit Net Worth at the last day of any fiscal quarter to be less than (i) $60,000,000 plus (ii) 75% of Net Income reported each fiscal quarter commencing with the fiscal quarter ending March 31, 1998.

                  (b) Fixed Charge Coverage. Permit for any period of four consecutive fiscal quarters the ratio of (i) Cash Flow for such period to (ii) Fixed Charges for such period to be less than 1.25 to 1.

                  (c) Maintenance of Indebtedness to EBITDA Ratio. Permit the ratio of (i) Indebtedness of the Parent and its Subsidiaries at the last day of each fiscal quarter to (ii) EBITDA of the Parent and its Subsidiaries for the four fiscal quarters most recently ended, to be greater than 2.50 to 1.

            6.2. Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a)   Indebtedness of the Borrower under this
Agreement;

                  (b) Indebtedness of the Borrower to any Subsidiary of the Borrower and of any Subsidiary to the Borrower or any other Subsidiary of the Borrower; and

                  (c) (i) additional Indebtedness of the Borrower (which Indebtedness shall be unsecured) on a pari passu basis with the Indebtedness under this Agreement not exceeding $10,000,000 in aggregate principal amount at any one time outstanding and (ii) additional Indebtedness of the Borrower (which Indebtedness shall be secured) incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) not exceeding $5,000,000 in aggregate principal amount at any one time outstanding.

            6.3. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers, compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person; and

                  (f) Liens securing Indebtedness of the Borrower permitted by
Section 6.2(d) incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property at the time it was acquired.

            6.4. Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 6.4(a);

                  (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

                  (c) guarantees made in the ordinary course of its business by the Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; and

                  (d)   the Guarantees.

            6.5. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that a wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

                  (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower.

            6.6. Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Parent or any wholly-owned Subsidiary, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business; provided that the Net Proceeds of each such transaction are applied to the prepayment of the Loans as provided in
Section 2.8(b);

                  (b) the sale of inventory in the ordinary course of business;

                  (c) as permitted by Section 6.5(b); and

                  (d) the sale or other disposition of any other property for consideration not in excess of $5,000,000

            6.7. Limitation on Dividends. Declare or pay any dividends on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent or any Subsidiary thereof (each such declaration, payment, setting apart, purchase, redemption, defeasance, retirement, acquisition and distribution being herein called a "Restricted Payment"), except that (i) unless a Default or Event of Default shall have occurred and be continuing before or after giving effect to any such Restricted Payment, subsequent to the Closing Date, the Borrower may declare and pay dividends to the Parent in an annual amount not greater than the sum of (x) $10,000,000 and
(y) twenty-five percent (25%) of Net Income (exclusive of losses) of the Borrower for the four fiscal quarters most recently ended prior to the date of the Restricted Payment, and (ii) any Subsidiary may pay dividends to the Borrower.

            6.8. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $500,000 at any one time outstanding;

                  (d) investments by the Borrower or its Subsidiaries in (i) any Subsidiary of the Borrower which has complied with the conditions set forth in
Section 5.9 (to the extent applicable) or (ii) any joint venture, provided that the aggregate amount of all such advances, loans, investments, transfers or guarantees outstanding at any time shall not exceed $20,000,000; and

                  (e) investments by the Borrower in Joint Ventures in the aggregate principal amount of up to $25,000,000 provided that such Joint Venture will be engaged predominately in the Borrower's existing lines of business or businesses reasonably related thereto and provided further that prior to such investment, (i) no Event of Default has occurred and is continuing, and (ii) the Borrower delivers to the Administrative Agent a copy of the Joint Venture Agreement or other agreement with respect to such Joint Venture (and delivers to the Administrative Agent all subsequent amendments and modifications of such Agreements).

            6.9. Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Loans) or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Indebtedness (excluding the Loans) (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

            6.10. Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

            6.11. Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the

Borrower or such Subsidiary in excess of the aggregate of $5,000,000 outstanding from time to time.

            6.12. Limitation on Changes in Fiscal Year. Permit the fiscal year of the Parent to end on a day other than December 31.

            6.13. Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement and (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Parent or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

            6.14. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for the manufacture and sale of tobacco, tobacco products and materials for the packaging and marketing of tobacco, or, in the case of the Parent, enter into any business other than holding the Capital Stock of the Borrower, respectively, or, in the case of Swisher International Finance Company, enter into any business other than holding the Wheeling Bonds or other assets of the Parent or its Subsidiaries.

            6.15. Limitation on Acquisitions. Make any Acquisition other than a non-hostile Acquisition (a "Permitted Acquisition"); provided, however, that in the case of each such Permitted Acquisition, (i) the Borrower is the surviving entity, (ii) the business to be acquired is predominantly in the Borrower's existing lines of business or businesses reasonably related thereto and located predominantly in the United States or the Borrower has the consent of the Required Lenders if such line of business is unrelated to Borrower's line of business, (iii) the cash portion of any Permitted Acquisition may not exceed $25,000,000 without the consent of the Required Lenders, (iv) the business to be acquired has achieved operating income of not less than One Dollar ($1.00) for the immediately preceding fiscal year, (v) at the time of and after giving effect to any Permitted Acquisition, (x) no Default or Event of Default has occurred and is continuing and (y) the Parent and its consolidated Subsidiaries shall be in compliance with all of the financial covenants contained in Section 6 of this Agreement and the Borrower shall provide evidence of such compliance on a pro forma basis in the case of a Permitted Acquisition having a purchase price (including the deferred or contingent portion of such purchase price) greater than $5,000,000, and (vi) each new Subsidiary of the Borrower acquired through a Permitted Acquisition shall become a Guarantor under this Agreement.

SECTION 7.  EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of or interest on any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any other amount payable hereunder or under any Loan Document within five days after any such other amount becomes due in accordance with the terms hereof or thereof; or

            (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) The Borrower or any other Loan Party shall default in the observance or performance of any requirement contained in Section 5.1, 5.2, 5.4 or 5.5 or Section 6 hereof (including to the extent incorporated by reference pursuant to Section 6 of the Subsidiaries Guarantee); or

            (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in subsections (a) through (c) of this Section) and such default shall continue unremedied for a period of 30 days; or

            (e) The Parent or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $1,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

            (f) (i) The Parent or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Parent or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Parent or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against the Parent or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

            (i) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert, directly or indirectly;

            (j) Any Event shall have occurred which results in a Material Adverse Effect to the Parent or any of its Subsidiaries; or

            (k) A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable and the Loans shall be repaid in accordance with the order set forth in the second sentence of
Section 2.8(d). Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 8. GUARANTEE

      8.1. Guarantee. The Parent unconditionally and irrevocably guarantees to the Administrative Agent, each Lender and their successors, endorsees, transferees and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Borrower or the Parent pursuant to the terms of this Agreement or any other Loan Document) (such obligations being herein collectively called the "Guaranteed Obligations"). The Parent hereby further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against the Parent under this Agreement. The Parent's guarantee is a guaranty of payment of the Guaranteed Obligations, not a guaranty of collection.

      8.2. Obligations Unconditional. The obligations of the Parent under
Section 8.1 are continuing, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Administrative Agent or the Lenders, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Parent) that might otherwise constitute, or might be construed to constitute, a legal or equitable discharge or defense, set-off or counterclaim of the Borrower for the Guaranteed Obligations, or the Parent hereunder, in bankruptcy or in any other instance, it being the intent of this
Section 8.2 that the obligations of the Parent hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Parent hereunder which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Parent, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other Loan Document or agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Parent waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Lender upon the Parent Guarantee or acceptance of the Parent Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Parent Guarantee; and all dealings between the Borrower or the Parent on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Parent Guarantee. The Parent hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other Loan Document or agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. When pursuing its rights and remedies hereunder against the Parent, the Administrative Agent and each Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower, the Parent or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of setoff, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of setoff, shall not relieve the Parent of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Parent.

      8.3. Reinstatement. The obligations of the Parent under this Section 8 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Parent agrees that it will indemnify the Administrative Agent and any such Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      8.4. Remedies. The Parent agrees that, as between the Parent, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Section 7 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 7 for purposes of Section 8.1) notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Parent for purposes of
Section 8.1.

      8.5. Continuing Guarantee. The Parent Guarantee is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

      8.6. No Subrogation. Notwithstanding any payment or payments made by the Parent hereunder or any set-off or application of funds of the Parent by any Lender, the Parent shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other guarantor or any collateral security or guarantee or right of set-off held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Parent seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Parent hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Guaranteed Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Parent on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Loan Party in trust for the Administrative Agent and the Lenders, segregated from other funds of such Loan Party, and shall, forthwith upon receipt by such Loan Party, be turned over to the Administrative Agent in the exact form received by such Loan Party (duly endorsed by such Loan Party to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

SECTION 9. ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT

      9.1. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this

Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

      9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      9.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

      9.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

      9.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      9.6. Non-Reliance on Administrative Agent, and Other Lenders. Each Lender expressly acknowledges that the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Documentation Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      9.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

      9.8. Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

      9.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

      9.10 The Documentation Agent. The Documentation Agent, in its capacity as such, shall have no duties or responsibilities hereunder or under any Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Documentation Agent in its capacity as such.

SECTION 10. MISCELLANEOUS

      10.1. Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) without the consent of all Lenders, (A) amend, modify or waive any provision of this Section 10.1, (B) reduce the percentage specified in the definition of Required Lenders, or (C) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or (iii) without the consent of all Lenders, release any lien, security interest or other encumbrance encumbering any asset of any Loan Party if, subsequent to the date hereof, the Administrative Agent or any Lender is the beneficiary of a lien, security interest or other encumbrance in or against any assets of any Loan Party, which lien, security interest or other encumbrance shall be deemed to be for the benefit of all Lenders, or (iv) release any Guarantee, or amend, modify or waive any provision of Section 2.8 or
Section 6.3, in each case without the written consent of all the Lenders, or (v) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent, or (vi) amend, modify or waive any provision of this Agreement which would directly and adversely affect the Swing Line Lender or the Issuing Lender, without the written consent of the then Swing Line Lender and the Issuing Lender, as the case may be, or (v) change the terms of any Competitive Bid Loan without the consent of the Lender(s) affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Parent, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

      10.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower, the Parent and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

      The Borrower:                Swisher International, Inc.
                                   20 Thorndal Circle
                                   Darien, CT  06820
                                   Attention: Chief Financial Officer
                                   Fax: 203.656.3151

      The Parent:                  Swisher International Group, Inc.
                                   c/o Swisher International, Inc.
                                   20 Thorndal Circle
                                   Darien, CT 06820
                                   Attention: Chief Financial Officer
                                   Fax: 203.656.3151

      The Administrative
      Agent:                       BankBoston, N.A.
                                   One Landmark Square
                                   Suite 2002
                                   Stamford, CT  06901
                                   Attention: Swisher Relationship Manager
                                   Fax: 203.967.8169
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.7, 2.9 or 2.14 shall not be effective until received.

      10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder until all obligations hereunder and under the other Loan Documents have been paid in full and the Commitments hereunder have been terminated.

      10.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, syndication and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

      10.6. Successors and Assigns; Participation and Assignments.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.17, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or to an additional bank or financial institution (an "Assignee"), in the case of any assignment relating to Loans to such an additional bank or financial institution with the consent of the Borrower and the Administrative Agent (which consents in each case shall not be unreasonably withheld and provided that the consent of the Borrower shall not be required during the occurrence and continuance of an Event of Default), all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, to the extent required, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, each such assignment shall be in a minimum amount of $10,000,000 (or if such Lender's Commitment is less than $10,000,000, then in such lesser amount), and provided further that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment remaining with the assigning Lender are each not less than $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this subsection and subsection (e) below, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in of Section 7(f) shall have occurred and be continuing.

            (d) The Administrative Agent shall, on behalf of the Borrower, maintain at the address of the Administrative Agent referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder or under any Note as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder or under any Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of any assignment relating to Revolving Credit Loans to an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent by the assigning Lender or Assignee of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an Affiliate of a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

            (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 10.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

            (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

      10.7. Adjustments; Set-off.

            (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest unless the benefitted Lender is required to pay interest on the amount so recovered, in which case each Lender shall pay its pro rata share of such interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

      10.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

      10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      10.12. Submission To Jurisdiction; Waivers. The Parent and the Borrower each hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

      10.13. Acknowledgments. Each of the Parent and the Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or the Parent arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the Parent, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, the Parent and the Lenders.

      10.14. WAIVERS OF JURY TRIAL. THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      10.15. Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

      The parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                          SWISHER INTERNATIONAL, INC.


                                          By /s/ Robert A. Britton
                                             -----------------------------------
                                             Robert A. Britton
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                          SWISHER INTERNATIONAL GROUP INC.


                                          By /s/ Robert A. Britton
                                             -----------------------------------
                                             Robert A. Britton
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                          BANKBOSTON, N.A., as Administrative
                                          Agent, Lender, Issuing Lender and
                                          Swing Line Lender


                                          By /s/ Richard J. Klouda
                                             -----------------------------------
                                             Richard J. Klouda
                                             Title:  Vice President

                                          SOCIETE GENERALE, as

                                          Documentation Agent and Lender


                                          By /s/ John J. Wagner
                                             -----------------------------------
                                             Name: John J. Wagner
                                             Title: Vice President

                                          Other Lenders:

                                          COBANK ACB


                                          By /s/ Antony Bahr
                                             -----------------------------------
                                             Name: Antony Bahr
                                             Title: Vice President

                                          CORESTATES, N.A.


                                          By /s/ Karen R. Leaf
                                             -----------------------------------
                                             Name: Karen R. Leaf
                                             Title: Vice President

                                          CREDIT LYONNAIS NEW YORK BRANCH


                                          By /s/ Scott R. Chappelka
                                             -----------------------------------
                                             Name: Scott R. Chappelka
                                             Title: Vice President

                                          THE ROYAL BANK OF SCOTLAND PLC


                                          By /s/ Derek Bonnar
                                             -----------------------------------
                                             Name: Derek Bonnar
                                             Title: Vice President

                                          THE BANK OF NOVA SCOTIA


                                          By /s/ Todd S. Meller
                                             -----------------------------------
                                             Name: Todd S. Meller
                                             Title: Senior Relationship Manager

                                          FLEET NATIONAL BANK


                                          By /s/ John V. Raleigh
                                             -----------------------------------
                                             Name: John V. Raleigh
                                             Title: Senior Vice President

                                          ERSTE BANK


                                          By /s/ John Runnion
                                             -----------------------------------
                                             Name: John Runnion
                                             Title: First VP


                                          By /s/ Robert Suehnholz
                                             -----------------------------------
                                             Name: Robert Suehnholz
                                             Title: Chief Credit Officer

                                          THE SUMITOMO BANK, LIMITED


                                          By /s/ Ana C. Bolduc
                                             -----------------------------------
                                             Name: Ana C. Bolduc
                                             Title: Vice President & Manager


                                          By /s/ Brian M. Smith
                                             -----------------------------------
                                             Name: Brian M. Smith
                                             Title: Senior Vice President &
                                                    Regional Manager (East)

                                   SCHEDULE I

                               TO CREDIT AGREEMENT

                 LENDERS' COMMITMENTS AND ADDRESSES FOR NOTICES

                                       Revolving Credit
Name/Address                             Commitment
------------                             ----------

BankBoston, N.A.                         $25,000,000
One Landmark Square
Suite 2002
Stamford, Connecticut 06901
Attn: Mr. Richard J. Klouda
Fax: 203.967.8169

Societe Generale                         $20,000,000
1221 Avenue of the Americas
New York, New York 10020
Attn: Mr. Jack Wagner
Fax: 212.278.6178

CoBank ACB                               $17,000,000
5500 S. Quebec Street
Englewood, CO 80111
Attn: Mr. Antony Bahr
Fax: 303.694.5830

Corestates, N.A.                         $12,000,000
F-C 1-8-3-16
1345 Chestnut Street
Philadelphia, PA 19102
Attn: Ms. Karen Leaf
Fax: 215.973.6745

Credit Lyonnais New York

  Branch                                 $10,000,000
1301 Avenue of the Americas
New York, NY  10019
Attn: Mr. Rod Hurst
Fax: 212.459.3179

The Royal Bank of Scotland plc           $10,000,000
88 Pine Street, 26th Floor
New York, NY  10005
Attn: Mr. Derek Bonnar
Fax: 212.480.0791

The Bank of Nova Scotia                   $9,000,000
One Liberty Plaza, 26th Floor
New York, NY 10006
Attn: Mr. Todd Meller
Fax: 212.225.5090

Fleet National Bank                       $9,000,000
One Landmark Square, 2nd Floor
Stamford, CT 06901
Attn: Mr. John Raleigh
Fax: 203.964.4850

Erste Bank                                $9,000,000
280 Park Avenue
West Bldg., 32nd Floor
New York, NY 10017
Attn: Mr. Dave Manheim
Fax: 212.984.5627

The Sumitomo Bank, Limited                $9,000,000
1 Biscayne Tower
2 S. Biscayne Blvd.
Suite 3300
Miami, FL 33131
Attn: Ms. Ana Bolduc
Fax: 305.530.2260
                                        ------------
TOTAL:                                  $130,000,000

                           SCHEDULE 3.1(a) and 6.4(a)

                    List of Guarantees and Underlying Leases

1. Guarantee, dated May 6, 1987, in respect of the lease of premises located at 246 Main Street, Monroe, Connecticut, between David Bernard Sippin, Mark Bernard Sippin and Gary B. Sippin, d/b/a D.M.G. Enterprises, as Landlord, and Lloyd Home & Building Centers, Inc., as Tenant, dated March 11, 1987 (Lease expires 12/31/97).

2. Guarantee in respect of the lease of premises located at Route 22, Pawling, Dutchess County, New York, between Philip P. Buxbaum, Jr., as Landlord, and Dill Enterprises, Inc. ("Dill"), as Tenant, dated May 1, 1978; American Maize-Products Company ("AMPCo") as successor to Dill in connection with the acquisition of Dill by AMPCo; JNO. H. Swisher & Son, Inc. ("Swisher") as assignee upon assignment of the lease by AMPCo; Lloyd Home & Building Centers, Inc. ("Lloyd"), as assignee upon assignment of the lease by Swisher; and Fort Brewster Trading Post, Inc. as assignee upon assignment of the lease by Lloyd (Lease expires 5/18/98).

                                  SCHEDULE 3.6

                               MATERIAL LITIGATION

Sontag v. United States Tobacco, et al. (Helme), U.S. District Court, Western District of Louisiana, Lake Charles Division, Case No. CV96-0100

On or about December 18, 1995, an action was initiated by Arthur Sontag and his wife against U.S. Tobacco, Pinkerton, Conwood, Helme (Swisher) and various industry councils and distributors. The complaint's allegations are markedly similar to the Hammer's complaint (since dismissed) and allege that nicotine is addictive, that the manufacturers manipulate levels of nicotine and that the manufacturers aim sales at minors The complaint alleges that Sontag used the products of all of the defendant manufacturers.

The Company is a plaintiff along with other smokeless tobacco manufacturers, in United States Tobacco, et al. v. Harshbarger, et al., a suit commenced on August 7, 1996 in the United States District Court for the District of Massachusetts. In 1996, the plaintiffs in the action filed a motion for summary judgment arguing that Massachusetts was preempted by the federal Comprehensive Smokeless Tobacco Health Education Act of 1986 ("CSTHEA") from enforcing a statute requiring manufacturers to disclose the identity and relative quantities of ingredients added to tobacco in the manufacturing process on a brand specific basis. The defendant in the action, the Massachusetts Commissioner of Public Health, filed a cross motion on the same subject. On February 10, 1997, the Court denied the plaintiffs' motion and granted the defendant's motion. The United States Court of Appeals for the Fourth Circuit upheld the District Court decision. In September, 1997, plaintiffs moved for a preliminary injunction on the grounds that enforcement of the statue would constitute an unconstitutional taking of plaintiffs' proprietary information.

The Company is also a plaintiff (along with other manufacturers of tobacco products, and certain organizations representing the advertising industry and representatives of the retailing community) in United States Tobacco, et al. v. United States Food and Drug Administration, et al., an action filed in the United States District Court for the Middle District of North Carolina on September 19, 1995, pursuant to which plaintiffs are challenging the FDA's ability to enforce regulations promulgated in 1996, with respect to the marketing of and public access to certain tobacco products. On October 15, 1996, plaintiffs filed a motion for summary judgment in the suit arguing that the FDA's enforcement of certain of the regulations pertaining to advertising and promotion of plaintiffs' products was preempted by CSTHEA and, further, that the FDA lacked jurisdiction to regulate plaintiffs. On April 25, 1997, the Court issued an opinion granting plaintiffs' motion with respect to the advertising and promotion issue and denying the motion with respect to the FDA's jurisdiction. The Company and the other tobacco manufacturers which were plaintiffs in the action have filed an interlocutory appeal from the decision in the United States Court of Appeals for the Fourth Circuit.

The Company, along with other tobacco manufacturers, wholesaler/retailers and other defendants, was a defendant in Lonkowski v. R.J. Reynolds, et al., a wrongful death action filed by decedent's surviving spouse and children which alleged fraud, misrepresentation, breach of warranty and negligence among other things, and which sought unspecified damages. The suit was filed in the 14th Judicial District in Lake Charles, Louisiana in 1996 and was later removed to the United States District Court for the Western District of Louisiana. On October 27, 1997, by order of the U.S. District Court, the suit was dismissed with prejudice.

                                  SCHEDULE 3.8

                                  REAL PROPERTY

A.    Fee Properties

      1.    27 Little Bay Harbor Road, Ponte Verde, Florida

      2.    459 East 16th Street, Jacksonville, Florida

      3.    2100 Walnut Street, Jacksonville, Florida

      4.    4 Maple Street, Helmetta, New Jersey (For sale)

      5.    401 West Fulton Street, Edgerton, Wisconsin

      6.    201-205 West Main Street, Edgerton, Wisconsin

      7.    20 Burdicks Street, Edgerton, Wisconsin

      8.    423 North Prince Street, Lancaster, Pennsylvania

      9.    Route 40, West, Brookneal, Virginia

      10.   El Parasio, Honduras

B.    Leased Properties

      1.    20 Thorndal Circle, Darien, Connecticut

      2.    1405 East Ashley, Jacksonville, Florida

      3.    560 Hecksher Drive, Jacksonville, Florida

      4.    4115 Pembroke Road, Hopkinsville, Kentucky

      5.    417-419 North Prince Street, Lancaster, Pennsylvania

      6.    4000 Water Street, Wheeling, West Virginia

                                  Schedule 3.13
                             ERISA Reportable Events

                                      None

                                                                     EXHIBIT A-1
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                              REVOLVING CREDIT NOTE

$________________                                          November 20, 1997
                                                           Stamford, Connecticut

      FOR VALUE RECEIVED, the undersigned, SWISHER INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ________________________________ (the "Lender") at the office of
BANKBOSTON, N.A., located at One Landmark Square, Suite 2002, Stamford, Connecticut 06901, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) _____________ DOLLARS ($_______________), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Sections 2.11 and 2.12 of such Credit Agreement.

      The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loans.

      This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of November 20, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among (i) the Borrower, (ii) Swisher International Group, Inc., a Delaware corporation, (iii) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (iv) Societe Generale, as Documentation Agent and (v) BankBoston, N.A., a national banking association, as Administrative Agent for the Lenders thereunder, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                               SWISHER INTERNATIONAL, INC.


                                               By
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                                      Schedule A
                                                        to Revolving Credit Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

---------------------------------------------------------------------------------------------------------------------------------
                             Amount                                 Amount of Base Rate    Unpaid Principal
        Amount of Base    Converted to     Amount of Principal of   Loans Converted to       Balance of
 Date    Rate  Loans     Base Rate Loans   Base Rate Loans Repaid    Eurodollar Loans      Base Rate Loans     Notation Made By
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                                                                      Schedule B
                                                        to Revolving Credit Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

-----------------------------------------------------------------------------------------------------------------------------------
        Amount of   Amount Converted   Interest Period and   Amount of Principal  Amount of Eurodollar  Unpaid Principal
       Eurodollar    To Eurodollar    Eurodollar Rate with     of Eurodollar       Loans Converted to      Balance of      Notation
Date     Loans          Loans            Respect Thereto        Loans Repaid         Base Rate Loans    Eurodollar Loans    Made By
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-2
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                                 SWING LINE NOTE

$5,000,000                                                 November 20, 1997
                                                           Stamford, Connecticut

      FOR VALUE RECEIVED, the undersigned, SWISHER INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of BANKBOSTON, N.A. (the "Swing Line Lender"), at its office located at One Landmark Square, Suite 2002, Stamford, Connecticut 06901, on the Termination Date, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of the lesser of (a) FIVE MILLION DOLLARS ($5,000,000) and (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the undersigned pursuant to Section 2.5 of the Credit Agreement defined below. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Sections 2.5, 2.11 and 2.12 of such Credit Agreement.

      The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Swing Line Loan.

      This Swing Line Note (a) is referred to in the Credit Agreement, dated as of November 20, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among (i) the Borrower, (ii) Swisher International Group, Inc., a Delaware corporation, (iii) the several banks and other financial institutions from time to time parties thereto (the "Lenders"), (iv) Societe Generale, as Documentation Agent and (v) BankBoston, N.A., a national banking association, as Administrative Agent for the Lenders thereunder, (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

      Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                             SWISHER INTERNATIONAL, INC.


                                             By
                                                --------------------------------
                                                Name:
                                                Title:

                                                                      Schedule A
                                                         to Swing Line Loan Note

                     LOANS AND REPAYMENT OF BASE RATE LOANS

-------------------------------------------------------------------------------------------------------------------
                                                            Unpaid Principal Balance of Base
  Date     Amount of Loans    Amount of Principal Repaid                Rate Loans              Notation Made By
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-3
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                              COMPETITIVE BID NOTE

$50,000,000                                                    November 20, 1997
                                                           Stamford, Connecticut

      FOR VALUE RECEIVED, the undersigned, SWISHER INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of (the "Lender"), at the office of BANKBOSTON, N.A. (the "Administrative Agent"), One Landmark Square, Stamford, Connecticut 06901 in lawful money of the United States of America and in immediately available funds, the principal amount of (a) FIFTY MILLION DOLLARS ($50,000,000), or, if less,
(b) the aggregate unpaid principal amount of all Competitive Bid Loans (as defined in the Credit Agreement) made by the Lender to the Borrower pursuant to
Section 2.21(a) of the Credit Agreement (as defined below). The Borrower further agrees to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in Section 2.21(i) of the Credit Agreement. All principal remaining unpaid and any accrued but unpaid interest shall in any event be due and payable on the Termination Date (as defined in the Credit Agreement).

      This Note is issued pursuant to the Credit Agreement dated as of the date hereof among (i) the Borrower, (ii) Swisher International Group, Inc., a Delaware corporation, (iii) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (iv) Societe Generale, as Documentation Agent and (v) BankBoston, N.A. a national banking association, as Administrative Agent for the Lenders thereunder (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of, and interest on, this Note as herein provided.

      If an Event of Default shall occur, the aggregate unpaid principal of, and accrued on, this Note, shall become due and payable in the manner and with the effect provided in the Credit Agreement.

      The Borrower waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance, and enforcement of this Note. Unless otherwise defined below, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      This Note shall have the effect of an instrument under seal and shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to any conflicts of laws provisions contained therein).

                                             SWISHER INTERNATIONAL, INC.


                                             By
                                                --------------------------------
                                                Name:
                                                Title:

                       SCHEDULE I TO COMPETITIVE BID NOTE

DATE    AMOUNT     TYPE OF LOAN    INTEREST    INTEREST     AMOUNT    NOTATION
        OF LOAN                    RATE        PERIOD(S)    PAID      MADE BY
----    -------    ------------    ----        ---------    ----      -------

                                                                       EXHIBIT B
                                                         TO THE CREDIT AGREEMENT

                             SUBSIDIARIES GUARANTEE

      SUBSIDIARIES GUARANTEE, dated as of November 20, 1997, made by each of the corporations that are signatories hereto (the "Guarantors"), in favor of BANKBOSTON, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the lenders parties to the Credit Agreement dated as of November 20, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among (i) SWISHER INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), (ii) SWISHER INTERNATIONAL GROUP INC., a Delaware corporation (the "Parent"), (iii) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (iv) Societe Generale, as Documentation Agent and (v) the Administrative Agent.

                              W I T N E S S E T H:

      WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

      WHEREAS, the Borrower owns directly or indirectly all of the issued and outstanding stock of each Guarantor;

      WHEREAS, the proceeds of the Loans will be used in part to enable the Borrower to fund working capital and other needs of the Guarantors in connection with the operation of their respective businesses;

      WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Loans; and

      WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders.

      NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

            1. Defined Terms.

                  a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  b) As used herein, "Guarantee" means this Subsidiaries Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

                  c) As used herein, "Obligations" means, collectively, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent, the Documentation Agent or the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower or the Guarantor pursuant to the terms of the Credit Agreement or this Guarantee or any other Loan Document).

                  d) The words "hereof,'" "therein" and "thereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

                  e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            2. Guarantee.

                  a) Subject to the provisions of paragraph 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, endorses, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. This Guarantee is a guaranty of payment by each Guarantor, not a guaranty of collection.

                  b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                  c) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

                  d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

                  e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

                  f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

            3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

            4. Right of Setoff. Each Guarantor hereby irrevocably authorizes each Lender at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to such Lender hereunder and claims of every nature and description of such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Loan Documents or otherwise, as such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such setoff and the application made by the Administrative Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent or such Lender may have.

            5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any setoff or application of funds of any of the Guarantors by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent, the Documentation Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent, the Documentation Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent, the Documentation Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, the Documentation Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

            6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, endorses, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

            8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

            9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim in U.S. Dollars and in immediately available funds at the office of the Administrative Agent located at One Landmark Square, Suite 2002, Stamford, Connecticut 06901.

            10. Representations and Warranties. Each Guarantor hereby makes all representations and warranties made by the Borrower in Section 3 of the Credit Agreement to the extent they pertain to such Guarantor and agrees that such representations and warranties shall be deemed to have been made by such Guarantor on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

            11. Covenants.

                  a) Each Guarantor hereby covenants and agrees with the Administrative Agent and each Lender that, from and after the date of this Guarantee until the Obligations are paid in full and the Commitments are terminated, it shall, and shall cause each of its Subsidiaries to, take all of the actions specified in the provisions of Section 5 of the Credit Agreement applying to it and its Subsidiaries.

                  b) Each Guarantor hereby covenants and agrees with the Administrative Agent and each Lender that, from and after the date of this Guarantee until the Obligations are paid in full and the Commitments are terminated, it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the actions specified in the provisions of
Section 6 of the Credit Agreement applying to it and its Subsidiaries.

            12. Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or nonexercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

            13. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or any Guarantor to be effective shall be in the manner provided in Section 10.2 of the Credit Agreement, addressed as follows:

                  a) if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in subsection 10.2 of the Credit Agreement; and

                  b) if to any Guarantor, at its address or transmission number for notices set forth under its signature below.

            The Administrative Agent, each Lender and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

            14. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Administrative Agent.

            15. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            16. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

            17. Amendments in Writing; No Waiver; Cumulative Remedies.

                  a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be), provided that any provision of this Guarantee may be waived by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be) in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.

                  b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

                  c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            18. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            19. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns. No Guarantor shall transfer or assign any of its rights or obligations under this Guarantee.

            20. Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

            21. Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

                  a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

            22. WAIVERS OF JURY TRIAL. THE GUARANTORS AND, BY ACCEPTANCE HEREOF, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

MARTIN BROTHERS                             SWISHER INTERNATIONAL
INTERNATIONAL, INC.                         FINANCE COMPANY


By                                          By
  --------------------------------             --------------------------------
  Robert A. Britton                           Robert A. Britton
  Title: Vice President                       Title: Vice President

Address for Notices:                        Address for Notices:
c/o Swisher International, Inc.             c/o Swisher International, Inc.
20 Thorndal Circle, First Floor             20 Thorndal Circle, First Floor
Darien, CT  06820                           Darien, CT  06820
Tele: 203.656.4255                          Tele: 203.656.4255
Fax: 203.656.3151                           Fax: 203.656.3151

KING EDWARD TECHNOLOGY, INC.                SWISHER SANTIAGO
                                            ENTERPRISES, INC.


By                                          By
  --------------------------------             --------------------------------
  Robert A. Britton                           Robert A. Britton
  Title: Vice President                       Title: Vice President

Address for Notices:                        Address for Notices:
c/o Swisher International, Inc.             c/o Swisher International, Inc.
20 Thorndal Circle, First Floor             20 Thorndal Circle, First Floor
Darien, CT 06820                            Darien, CT 06820
Tele: 203.656.4255                          Tele: 203.656.4255
Fax: 203.656.3151                           Fax: 203.656.3151

SWISHER INTERNATIONAL, LTD


By
  --------------------------------
  Robert A. Britton
  Title: Vice President

Address for Notices:
c/o Swisher International, Inc.
20 Thorndal Circle, First Floor
Darien, CT  06820
Tele: 203.656.4255
Fax: 203.656.3151

Accepted and Agreed:

BANKBOSTON, N.A., as Administrative Agent


By
  --------------------------------
  Richard J. Klouda
  Title:  Vice President

                                                                       EXHIBIT C
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                              BORROWING CERTIFICATE

      Reference is made to the Credit Agreement, dated as of November 20, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among (i) SWISHER INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), (ii) SWISHER INTERNATIONAL GROUP, INC., a Delaware corporation,
(iii) the several banks and other financial institutions from time to time parties thereto (the "Lenders"), (iv) Societe Generale, as Documentation Agent and (v) BankBoston, N.A., a national banking association, as Administrative Agent for the Lenders thereunder. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the meanings given to them therein. Pursuant to Section 4.1(c), (d) and (e) of the Credit Agreement, the undersigned of the Borrower hereby certifies as follows:

            1. The representations and warranties of each Loan Party made on the Closing Date and set forth in each of the Loan Documents to which it is a party or which are contained in any certificate, document or financial or other statement furnished by or on behalf of each Loan Party pursuant to or in connection with any Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

            2. Attached hereto as Exhibit I are true and correct copies of all consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by each Loan Party and the validity and enforceability against each Loan Party of the Loan Documents to which it is a party and such consents, authorizations and filings are in full force and effect, except such consents, authorizations and filings the failure to obtain which would not have a Material Adverse Effect;

            3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the extensions of credit to be made on the date hereof;

            4. ______________________ is and at all times since ____________ ,
199__, has been, the duly elected and qualified [Secretary] of the Borrower and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

and the undersigned [Secretary] of the Borrower hereby certifies as follows:

            5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against any Loan Party nor has any other event occurred affecting or threatening the corporate existence of any Loan Party;

            6. Each Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

            7. Attached hereto as Exhibit II is a true and complete copy of resolutions duly adopted by the written consent of the Board of Directors of the Borrower on ___________, 199__; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein;

            8. Attached hereto as Exhibit III is a true and complete copy of the By-Laws of the Borrower as in effect at all times since ___________, 199_ to and including the date hereof;

            9. Attached hereto as Exhibit IV is a true and complete copy of the Certificate of Incorporation of the Borrower, as amended, as in effect at all times since ____________, 199__, to and including the date hereof; and

            10. The following persons are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names below, and such officers have held such offices with the Borrower at all times since __________, 199__, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower the Loan Documents and any certificate or other document to be delivered by the Borrower pursuant to the Loan Documents:

Name                              Office                    Signature
----                              ------                    ---------

---------------------------       --------------------      --------------------

---------------------------       [Secretary]               --------------------

---------------------------       --------------------      --------------------

                  IN WITNESS WHEREOF, the undersigned have hereunto set our names.

------------------------------              ----------------------------
Name:                                       Name:
Title:                                      Title:  [Secretary]
      ------------------------

Date:

                                                                       EXHIBIT E
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                    SWING LINE LOAN PARTICIPATION CERTIFICATE

                                                                          [Date]

[Name of Lender]

Ladies and Gentlemen:

      Pursuant to Section 2.5(c) of the Credit Agreement, dated as of November 20, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among (i) Swisher International, Inc., a Delaware corporation (the "Borrower"), (ii) Swisher International Group, Inc., a Delaware corporation, (iii) the several banks and other financial institutions from time to time parties thereto (the "Lenders"), (iv) Societe Generale, as Documentation Agent and (v) BankBoston, N.A., a national banking association, as Administrative Agent for the Lenders thereunder, the undersigned hereby acknowledges receipt from you of $_________ as payment for a participating interest in the following Swing Line Loan:

Date of Swing Line Loan:________________________________________________________

Principal Amount of Swing Line Loan:____________________________________________

                                                   BANKBOSTON, N.A.
                                                   as Swing Line Lender


                                                   By
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                                       EXHIBIT F
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Credit Agreement, dated as of November 20, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among (i) SWISHER INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), (ii) SWISHER INTERNATIONAL GROUP INC., a Delaware corporation,
(iii) the several banks and other financial institutions from time to time parties thereto (the "Lenders"), (iv) Societe Generale, as Documentation Agent and (iv) BankBoston, N.A., a national banking association, as administrative agent for the Lenders thereunder (in such capacity, as more fully defined in Section 1.1 of the Credit Agreement, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      The Assignor identified on Schedule 1 hereto (the "Assignor") and the Assignee identified on Schedule 1 hereto (the "Assignee") agree as follows:

            1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on
Schedule 1 hereto.

            2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim created by it;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the

Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

            3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto); (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.17(b) of the Credit Agreement.

            4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

            5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves and the Assignor agrees that it will look solely to the Assignee (and will hold the Administrative Agent harmless) for the payment of any such amounts.

            6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance

Name of Assignor:_______________________________________________________________
Name of Assignee:_______________________________________________________________
Effective Date of Assignment:___________________________________________________

      Credit                      Principal                      Commitment
Facility Assigned              Amount Assigned              Percentage Assigned*
-----------------              ---------------              --------------------

                                 $----------                     ---.--------%

[Name of Assignee]                             [Name of Assignor]


By                                             By
  -------------------------------                -------------------------------
  Name:                                         Name:
  Title:                                        Title:

Accepted [and consented to]:                   [Consented To:]
BANKBOSTON, N.A.                               SWISHER INTERNATIONAL, INC.
as Administrative Agent


By                                             By
  -------------------------------                -------------------------------
  Name:                                          Name:
  Title:                                         Title:

----------
* Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

                                                                       EXHIBIT G
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                              SOLVENCY CERTIFICATE

      I, Robert A. Britton, certify that I am the Executive Vice President and Chief Financial Officer of Swisher International, Inc. (the "Borrower"), and in such capacity am familiar with the properties, businesses and assets of the Parent and the Borrower and am duly authorized to execute and deliver this Certificate on behalf of the Parent and the Borrower. This Certificate is being delivered pursuant to Section 4.1(k) of the Credit Agreement dated as of the date hereof (as amended, supplemented or modified from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

      I further certify that I have carefully reviewed the Credit Agreement and the contents of this Certificate and, in connection herewith, have made or caused to be made such investigation and inquiry as I have deemed reasonably necessary and prudent therefor. I further certify that the financial information, assumptions and valuation techniques which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

      I understand that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Credit Agreement. I further certify that:

            1. As of the date hereof and upon the funding of the Loans, (a) none of the Loan Parties is, and none will be, "insolvent" as that term is defined under the United States Bankruptcy Code Section 101 (32), (b) no petition in bankruptcy has been filed, whether voluntary or involuntary, with respect to any Loan Party, and (c) there has not been an assignment for the benefit of creditors filed under the bankruptcy or insolvency laws of the United States or any state thereof or any other action brought under the aforesaid bankruptcy or insolvency laws against, or with respect to, any Loan Party.

                  2. No Loan Party contemplates filing a petition in bankruptcy or for a reorganization under the Bankruptcy Code, and the undersigned does not have any knowledge of any threatened bankruptcy or insolvency proceedings against any Loan Party.

                  3. The transactions contemplated by the Loan Documents are not intended to hinder, delay or defraud the present or future creditors of any Loan Party.

                  4. No Loan Party intends to incur debts beyond its ability to pay them as they mature.

                  5. The aggregate of the property and assets of each Loan Party at a fair valuation is sufficient in amount to pay its debts.

                  6. The undersigned has examined the representations, warranties, amendments, and covenants contained in the Loan Documents, and the undersigned certifies that, as of the date hereof, all of the certificates, statements, representations, warranties and covenants as to past or present existing facts which are contained therein are true and correct in all material respects, and that no Event of Default exists as of the date hereof.

                  7. The statements contained herein shall be continuing in nature and shall be deemed to have been remade upon each borrowing by the Borrower under the Loan Documents, unless and until the undersigned gives the Administrative Agent prior written notice (in the manner and to the persons required by the Loan Documents) to the contrary. The undersigned hereby acknowledges that the Administrative Agent and the Lenders have relied upon the warranties, representations, agreements and covenants contained herein.

                  8. The financial statements previously submitted to the Administrative Agent and the Lenders are a fair presentation of the assets and liabilities of the Loan Parties as of the date of such financial statements and there has not been a material adverse change in the financial or other condition of any Loan Party since such date.

                  9. In addition to having carefully reviewed the Credit Agreement in connection herewith, I have also carefully considered and reviewed, among other things, the following in connection with the statements contained herein:

                        a) the most recent audited and unaudited consolidated financial statements of the Parent and the Borrower;

                        b) the estimated values, to my knowledge, of the real property, equipment, inventory, accounts receivable, customer lists, supply contracts, and other property of the Loan Parties, real and personal, tangible and intangible;

                        c) the experience and management of the Loan Parties in acquiring and disposing of their assets;

                        d) all indebtedness of the Loan Parties known to me;

                        e) the customary terms of accounts payable of the Loan Parties;

                        f) the amount of credit historically extended by and to customers of the Loan Parties;

                        g) the amount of credit extended and to be extended under all other credit facilities of the Loan Parties; and

                        h) the level of capital customarily maintained by the Loan Parties.

                  10. All statements made herein are to the best of my knowledge after making such inquiries and analyses as I have deemed necessary or appropriate for the statements contained herein.

                  11. This Certificate is made to induce the Lenders to extend the Loans to the Borrower.







                                    ------------------------------------
                                       ROBERT A. BRITTON
                                       Dated:  As of November 20, 1997

                                                                       EXHIBIT H
                                                         TO THE CREDIT AGREEMENT

                      FORM OF COMPETITIVE BID QUOTE REQUEST
                                                                          [Date]

To:      BankBoston, N. A., as Administrative Agent

From:    Swisher International, Inc.

Re: Credit Agreement dated as of November 20, 1997 among (i) the undersigned,
(ii) Swisher International Group, Inc., a Delaware corporation, (iii) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (iv) Societe Generale, as Documentation Agent and (v) BankBoston, N.A. a national banking association, as Administrative Agent for the Lenders thereunder (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

            We hereby give notice pursuant to Section 2.21 of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing:


            (i) The aggregate principal amount of the proposed Competitive Bid Borrowing is $___________./1/



            (ii) The Business Day of the proposed Competitive Bid Borrowing is ___________, ______./2/



            (iii) The maturity date for the Competitive Bid Loan to be made as part of the proposed Competitive Bid Borrowing is ___________, ______./3/



            (iv) The interest payment date(s) relating to the proposed Competitive Bid Borrowing is (are) ___________, ______.


------------------------

/1/ Amount must be a minimum of $1,000,000 or any larger multiple of $1,000,000, up to a maximum of $50,000,000.

/2/ A Notice of Competitive Bid Borrowing must be given at least one Business Day prior to the proposed Competitive Bid Borrowing.

/3/ Such maturity date shall be specified in accordance with Section 2.21(b) of the Credit Agreement and, in any event, may not be (i) earlier than 7 days after the date of the proposed Competitive Bid Borrowing given in clause (ii) above, or (II) later than the earlier to occur of (x) 180 days after the date of such proposed Competitive Bid Borrowing and (y) three Business Days prior to the Termination Date.

            (v) Additional terms, if any, applicable to the proposed Competitive Bid Borrowing are as follows:





            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Competitive Bid Borrowing:



            (A) all representations and warranties contained in the Loan Documents are and will be true and correct in all material respects, both before and after giving effect to the proposed Competitive Bid Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date); and



            (B) no Default or Event of Default has occurred and is continuing, nor would result from such proposed Competitive Bid Borrowing or from the application of the proceeds thereof.

            Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them in the Credit Agreement.



                                    SWISHER INTERNATIONAL, INC.

                                    By__________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT I
                                                         TO THE CREDIT AGREEMENT

                  FORM OF INVITATION FOR COMPETITIVE BID QUOTES



To:   [Name of Lender]

Re:   Invitation for Competitive Bid Quotes to Swisher International, Inc.

            Pursuant to Section 2.21 of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of November 20, 1997 among (i) the Borrower, (ii) Swisher International Group, Inc., a Delaware corporation, (iii) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (iv) Societe Generale, as Documentation Agent and (v) BankBoston, N.A. a national banking association, as Administrative Agent for the Lenders thereunder, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Borrowing(s):


            (i) The aggregate principal amount of the proposed Competitive Bid Borrowing is $___________.



            (ii) The Business Day of the proposed Competitive Bid Borrowing is ___________, ______.



            (iii) The maturity date for the Competitive Bid Loan to be made as part of the proposed Competitive Bid Borrowing is ___________, ______.



            (iv) The interest payment date(s) relating to the proposed Competitive Bid Borrowing is (are) ___________, ______.



            (v) Additional terms, if any, applicable to the proposed Competitive Bid Borrowing are as follows:

            Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

            Please respond to this invitation by no later than 10:00 a.m. (New York City time) on [date].


                                    BANKBOSTON, N.A.,
                                    as Administrative Agent

                                    By__________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT J
                                                         TO THE CREDIT AGREEMENT

                         FORM OF COMPETITIVE BID QUOTE

BANKBOSTON, N.A., as Administrative Agent
One Landmark Square, Suite 2002
Stamford, CT 06901

Attention:

Re:      Competitive Bid Quote to Swisher International, Inc.

            In response to your invitation on behalf of the Borrower dated _________________, 19__ , we hereby make the following Competitive Bid Quote on the following terms:


1.    Quoting Bank: ______________________________________

2.    Person to contact at Quoting Bank: ______________________________

3.    We hereby offer to make a Competitive Bid Loan on the following terms:

            (i) The aggregate principal amount of the proposed Competitive Bid Borrowing is $___________.



            (ii) The Business Day of the proposed Competitive Bid Borrowing is ___________, ______.



            (iii) The Competitive Bid Rate for the proposed Competitive Bid Borrowing is ___%.

            (iv) The maturity date for the Competitive Bid Loan to be made as part of the proposed Competitive Bid Borrowing is ___________, ______.*



            (v) The interest payment date(s) relating to the proposed Competitive Bid Borrowing is (are) ___________, ______.



            (vi) Additional terms, if any, applicable to the proposed Competitive Bid Borrowing are as follows:



            We understand and agree that the offer set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of November 20, 1997 among (i) the Borrower, (ii) Swisher International Group, Inc., a Delaware corporation, (iii) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (iv) Societe Generale, as Documentation Agent and (v) BankBoston, N.A. a national banking association, as Administrative Agent for the Lenders thereunder (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted in whole or in part by the Borrower.

            Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.




                                    [NAME OF LENDER]

Dated:________________________      By:_________________________________
                                       Authorized Officer


------------------------

* Such maturity date shall be specified in accordance with Section 2.21(b) of the Credit Agreement and, in any event, may not be earlier than 7 days after the date of the proposed Competitive Bid Borrowing given in clause (ii) above, or (II) later than the earlier to occur of (x) 180 days after the date of such proposed Competitive Bid Borrowing and (y) three Business Days prior to the Termination Date.

                                                                       EXHIBIT K
                                                         TO THE CREDIT AGREEMENT

                   FORM OF NOTICE OF COMPETITIVE BID BORROWING



            Re: Credit Agreement dated as of November 20, 1997, among (i) the Borrower, (ii) Swisher International Group, Inc., a Delaware corporation, (iii) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (iv) Societe Generale, as Documentation Agent and (v) BankBoston, N.A. a national banking association, as Administrative Agent for the Lenders thereunder (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").


            We hereby give notice pursuant to Section 2.21(f) of the Credit Agreement of our acceptance of the following Competitive Bid Quote:



1.    Lender:

2.    Terms of the Competitive Bid Borrowing:

            (i) The aggregate principal amount of the Competitive Bid Borrowing is $___________.



            (ii) The Business Day of the Competitive Bid Borrowing is _________,
______.



            (iii) The Competitive Bid Rate for the proposed Competitive Bid Borrowing is ___%.



            (iv) The maturity date for the Competitive Bid Loan to be made as part of the Competitive Bid Borrowing is ___________, ______.

            (v) The interest payment date(s) relating to the Competitive Bid Borrowing is (are) ___________, _______.


            (vi) Additional terms, if any, applicable to the Competitive Bid Borrowing are as follows:


[Repeat for each Lender as necessary]


            We hereby certify (a) that we will use the proceeds of the requested Competitive Bid Loan in accordance with the provisions of the Credit Agreement,
(b) that each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date) and (c) that no Default or Event of Default has occurred and is continuing.


            Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.



                                    SWISHER INTERNATIONAL, INC.


Dated:________________________      By__________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT L
                                                         TO THE CREDIT AGREEMENT

                     FORM OF NOTICE OF COMPETITIVE BID LOANS



                                                           _______________, 199_


To:   Each of the Lenders referred to below
From: BankBoston, N.A., as Administrative Agent

            Reference is hereby made to the Credit Agreement dated as of November 20, 1997, among (i) the Borrower, (ii) Swisher International Group, Inc., a Delaware corporation, (iii) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (iv) Societe Generale, as Documentation Agent and (v) BankBoston, N.A. a national banking association, as Administrative Agent for the Lenders thereunder (as amended, supplemented or otherwise modified from time to time, , the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.


            Under Section 2.21 of the Credit Agreement, the Borrower borrowed [insert amount] in Competitive Bid Loans on [insert date] with a maturity date of [insert maturity date] and interest payments date(s) on __________, _________. The Competitive Bid Rate for the period is ____%.

            A range of Competitive Bid Quotes were submitted. The bids ranged from [insert highest bid] to [insert lowest bid].


                                    BANKBOSTON, N.A.,
                                    as Administrative Agent



                                    By__________________________________
                                       Name:
                                       Title: